Exhibit 4.2









                  (_______________) TRUST (_______________),

                                    ISSUER

                                     AND

                       (______________________________)

                              INDENTURE TRUSTEE

                                     AND

                       (______________________________)

                             (SWAP COUNTERPARTY)

            _________________________________________



                              FORM OF INDENTURE

                      Dated as of (____________________)

            __________________________________________


               ASSET BACKED NOTES, CLASS (A-1) (and CLASS A-2)

                              TABLE OF CONTENTS
                              -----------------

Section                                                                  Page
-------                                                                  ----

                                  ARTICLE I

                                 Definitions

     1.01.     Definitions  . . . . . . . . . . . . . . . . . . . . . . .   2
     1.02.     Other Definitional Provisions.   . . . . . . . . . . . . .  16
     1.03.     Rules of Construction  . . . . . . . . . . . . . . . . . .  16
     1.04.     Incorporation by Reference of Trust Indenture Act  . . . .  16

                                  ARTICLE II

                          Original Issuance of Notes

     2.01.     Form . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
     2.02.     Execution, Authentication and Delivery . . . . . . . . . .  17

                                 ARTICLE III

                 Administration of the Underlying Securities;
                          Application of Trust Funds

     3.01.     Collection   of   Payments  on   Underlying   Securities;
               Collection Account . . . . . . . . . . . . . . . . . . . .  18
     3.02.     Maintenance of Office or Agency  . . . . . . . . . . . . .  19
     3.03.     Money for Payments To Be Held in Trust . . . . . . . . . .  20
     3.04.     Existence  . . . . . . . . . . . . . . . . . . . . . . . .  21
     3.05.     Application of Trust Funds . . . . . . . . . . . . . . . .  21
     3.06.     Protection of Trust Estate . . . . . . . . . . . . . . . .  26
     3.07.     Opinions as to Trust Estate  . . . . . . . . . . . . . . .  27
     3.08.     Performance of Obligations . . . . . . . . . . . . . . . .  27
     3.09.     Annual Statement as to Compliance  . . . . . . . . . . . .  28
     3.10.     Negative Covenants . . . . . . . . . . . . . . . . . . . .  28
     3.11.     Transfer of Assets . . . . . . . . . . . . . . . . . . . .  29
     3.12.     Transferee . . . . . . . . . . . . . . . . . . . . . . . .  30
     3.13.     Issuer May Consolidate, etc., Only on Certain Terms  . . .  30
     3.14.     No Other Business  . . . . . . . . . . . . . . . . . . . .  31
     3.15.     No Borrowing . . . . . . . . . . . . . . . . . . . . . . .  31
     3.16.     Guarantees, Loans, Advances and Other Liabilities  . . . .  31
     3.17.     Capital Expenditures . . . . . . . . . . . . . . . . . . .  32
     3.18.     Removal of Administrator . . . . . . . . . . . . . . . . .  32
     3.19.     Restricted Payments  . . . . . . . . . . . . . . . . . . .  32
     3.20.     Notice of Events of Default  . . . . . . . . . . . . . . .  32
     3.21.     Further Instruments and Acts . . . . . . . . . . . . . . .  32
     3.22.     Statements to Noteholders  . . . . . . . . . . . . . . . .  32
     3.23.     Notices to Indenture Trustee . . . . . . . . . . . . . . .  34
     3.24.     Custodianship,  Transfer  of  Underlying  Securities  and
               Eligible Investments . . . . . . . . . . . . . . . . . . .  34

                                  ARTICLE IV

              The Notes; Satisfaction and Discharge of Indenture

     4.01.     The Notes  . . . . . . . . . . . . . . . . . . . . . . . .  36
     4.02.     Registration of  and Limitations on Transfer and Exchange
               of Notes . . . . . . . . . . . . . . . . . . . . . . . . .  38
     4.03.     Mutilated, Destroyed, Lost or Stolen Notes . . . . . . . .  38
     4.04.     Persons Deemed Owners  . . . . . . . . . . . . . . . . . .  40
     4.05.     Cancellation . . . . . . . . . . . . . . . . . . . . . . .  40
     4.06.     Book-Entry Notes . . . . . . . . . . . . . . . . . . . . .  40
     4.07.     Notices to Depository  . . . . . . . . . . . . . . . . . .  41
     4.08.     Definitive Notes . . . . . . . . . . . . . . . . . . . . .  41
     4.09.     Tax Treatment  . . . . . . . . . . . . . . . . . . . . . .  42
     4.10.     Satisfaction and Discharge of Indenture  . . . . . . . . .  42
     4.11.     Application of Trust Money . . . . . . . . . . . . . . . .  43
     4.12.     Repayment of Moneys Held by Administrator  . . . . . . . .  44

                                  ARTICLE V

                                   Remedies

     5.01.     Events of Default  . . . . . . . . . . . . . . . . . . . .  44
     5.02.     Collection of  Indebtedness and Suits for  Enforcement by
               Indenture Trustee  . . . . . . . . . . . . . . . . . . . .  44
     5.03.     Remedies . . . . . . . . . . . . . . . . . . . . . . . . .  47
     5.04.     Enforcement of Swap Agreement  . . . . . . . . . . . . . .  48
     5.05.     Modification and Amendment of Swap Agreement . . . . . . .  48
     5.06.     Limitation of Suits and Liability  . . . . . . . . . . . .  49
     5.07.     Unconditional Rights of Noteholders  To Receive Principal
               and Interest . . . . . . . . . . . . . . . . . . . . . . .  50
     5.08.     Restoration of Rights and Remedies . . . . . . . . . . . .  50
     5.09.     Rights and Remedies Cumulative . . . . . . . . . . . . . .  50
     5.10.     Delay or Omission Not a Waiver . . . . . . . . . . . . . .  51
     5.11.     Control by Noteholders . . . . . . . . . . . . . . . . . .  51
     5.12.     Waiver of Past Defaults  . . . . . . . . . . . . . . . . .  51
     5.13.     Undertaking for Costs  . . . . . . . . . . . . . . . . . .  52
     5.14.     Waiver of Stay or Extension Laws . . . . . . . . . . . . .  52
     5.15.     Action on Notes  . . . . . . . . . . . . . . . . . . . . .  52
     5.16.     Sale of Underlying Securities  . . . . . . . . . . . . . .  53

                                  ARTICLE VI

                            The Indenture Trustee

     6.01.     Duties of Indenture Trustee  . . . . . . . . . . . . . . .  53
     6.02.     Rights of Indenture Trustee  . . . . . . . . . . . . . . .  54
     6.03.     Individual Rights of Indenture Trustee . . . . . . . . . .  55
     6.04.     Indenture Trustee's Disclaimer . . . . . . . . . . . . . .  55
     6.05.     Notice of Event of Default . . . . . . . . . . . . . . . .  56
     6.06.     Reports by Indenture Trustee to Holders  . . . . . . . . .  56
     6.07.     Compensation and Indemnity . . . . . . . . . . . . . . . .  56
     6.08.     Replacement of Indenture Trustee . . . . . . . . . . . . .  57
     6.09.     Successor Indenture Trustee by Merger  . . . . . . . . . .  58
     6.10.     Appointment of Co-Indenture Trustee or Separate Indenture
               Trustee  . . . . . . . . . . . . . . . . . . . . . . . . .  58
     6.11.     Eligibility; Disqualification  . . . . . . . . . . . . . .  60
     6.12.     Preferential Collection of Claims Against Issuer . . . . .  60
     6.13.     Representation and Warranty  . . . . . . . . . . . . . . .  60
     6.14.     Directions to Indenture Trustee  . . . . . . . . . . . . .  60

                                 ARTICLE VII

                        Noteholders' Lists and Reports

     7.01.     Issuer  To Furnish Indenture  Trustee Names and Addresses
               of Noteholders . . . . . . . . . . . . . . . . . . . . . .  61
     7.02.     Preservation    of    Information;    Communications   to
               Noteholders  . . . . . . . . . . . . . . . . . . . . . . .  61
     7.03.     Reports by Issuer  . . . . . . . . . . . . . . . . . . . .  61
     7.04.     Reports by Indenture Trustee . . . . . . . . . . . . . . .  62

                                 ARTICLE VIII

                     Accounts, Disbursements and Releases

     8.01.     Collection of Money  . . . . . . . . . . . . . . . . . . .  62
     8.02.     Trust Accounts . . . . . . . . . . . . . . . . . . . . . .  63
     8.03.     Opinion of Counsel . . . . . . . . . . . . . . . . . . . .  63
     8.04.     Termination  Upon  Distribution   to  Noteholders(,  Swap
               Counterparty) and Indenture Trustee  . . . . . . . . . . .  64
     8.05.     Release of Trust Estate  . . . . . . . . . . . . . . . . .  64
     8.06.     Surrender of Notes Upon Final Payment  . . . . . . . . . .  64

                                 ARTICLE IX

                           Supplemental Indentures

     9.01.     Supplemental Indentures Without Consent of Noteholders . .  64
     9.02.     Supplemental Indentures with Consent of Noteholders  . . .  66
     9.03.     Execution of Supplemental Indentures . . . . . . . . . . .  67
     9.04.     Effect of Supplemental Indenture . . . . . . . . . . . . .  67
     9.05.     Conformity with Trust Indenture Act  . . . . . . . . . . .  67
     9.06.     Reference in Notes to Supplemental Indentures  . . . . . .  68

                                  ARTICLE X

                                Miscellaneous

     10.01.    Compliance Certificates, etc . . . . . . . . . . . . . . .  68
     10.02.    Form of Documents Delivered to Indenture Trustee . . . . .  70
     10.03.    Acts of Noteholders  . . . . . . . . . . . . . . . . . . .  71
     10.04.    Notices,  etc.,  to   Indenture  Trustee,  Issuer,  (Swap
               Counterparty) and Rating Agencies  . . . . . . . . . . . .  71
     10.05.    Notices to Noteholders; Waiver . . . . . . . . . . . . . .  72
     10.06.    Alternate Payment and Notice Provisions  . . . . . . . . .  73
     10.07.    Conflict with Trust Indenture Act  . . . . . . . . . . . .  73
     10.08.    Effect of Headings . . . . . . . . . . . . . . . . . . . .  73
     10.09.    Successors and Assigns . . . . . . . . . . . . . . . . . .  73
     10.10.    Separability . . . . . . . . . . . . . . . . . . . . . . .  74
     10.11.    Benefits of Indenture  . . . . . . . . . . . . . . . . . .  74
     10.12.    Legal Holidays . . . . . . . . . . . . . . . . . . . . . .  74
     10.13.    Governing Law  . . . . . . . . . . . . . . . . . . . . . .  74
     10.14.    Counterparts . . . . . . . . . . . . . . . . . . . . . . .  74
     10.15.    Recording of Indenture . . . . . . . . . . . . . . . . . .  74
     10.16.    Trust Obligation . . . . . . . . . . . . . . . . . . . . .  75
     10.17.    (Section 316(a)(1) of the TIA  . . . . . . . . . . . . . .  75
     10.18.    No Petition  . . . . . . . . . . . . . . . . . . . . . . .  75

                                  ARTICLE XI

                                  Redemption
     11.01.    Redemption . . . . . . . . . . . . . . . . . . . . . . . .  76
     11.02.    Form of Redemption Notice  . . . . . . . . . . . . . . . .  76
     11.03.    Notes Payable on Redemption Date . . . . . . . . . . . . .  77

Signatures and Seals  . . . . . . . . . . . . . . . . . . . . . . . . .    __
Acknowledgments   . . . . . . . . . . . . . . . . . . . . . . . . . . .    __


EXHIBITS

Exhibit A - Form of Notes

          This is an Indenture, dated as of (________), among (________) TRUST (________), a Delaware business trust, as Issuer (the "Issuer"), (________________________________________), a national banking association, as Indenture Trustee (the "Indenture Trustee") (and (____________________), as Swap Counterparty).

                               WITNESSETH THAT:

          Each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Issuer's Asset Backed Notes, Class (A-1), (and Asset Backed Notes, Class (A-2) (collectively, the "Notes").

                               GRANTING CLAUSE

          The Issuer hereby Grants to the Indenture Trustee at the Closing Date, as Indenture Trustee for the benefit of the Holders of the Notes, (and the Swap Counterparty), as their interests appear herein, all of the Issuer's right, title and interest in and to (a) the Underlying Securities and all monies and proceeds due thereon after the Closing Date; (b) all funds on deposit from time to time in the Collection Account and in all proceeds thereof; (c) any Eligible Investments purchased with funds on deposit in the Collection Account; (d) (the Swap Agreement, the Swap Guarantee and any amounts received pursuant thereto or any proceeds thereof (provided that the Grant of the Swap Agreement and the Swap Guarantee shall be for the benefit of the Noteholders only)); and (e) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in respect of, any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the fore-going (collectively, the "Trust Estate", the "Collateral" or the "Assets").

          The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, (the Swap Agreement and) the Notes, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

          The Indenture Trustee, as Indenture Trustee on behalf of the Holders of the Notes (and the Swap Counterparty), as their interests appear herein and in the Trust Agreement, acknowledges such Grant, accepts the trust under this Indenture in accordance with the provisions hereof and agrees to perform its duties as Indenture Trustee as required herein to the best of its ability to the end that the interests of the Holders of the Notes and Certificates (and the Swap Counterparty) may be adequately and effectively protected.


                                  ARTICLE I

                                 Definitions
                                 -----------

     Section 1.01.  Definitions.  Whenever used in this Indenture, the
                    -----------
capitalized words and phrases, unless the context otherwise requires, shall have the following meanings:

     "Administration Agreement":  The Administration Agreement dated as of
      ------------------------
(_______________) among  the Trust, (____________________),  as Owner Trustee and (____________________), as Administrator, as it may be amended from time to time.

     "Administrator":  Initially, (_________________), and, thereafter, any
      -------------
successor appointed under the Administration Agreement.

     ("Affected Party":  The meaning specified in the Swap Agreement.)
       --------------

     "Affiliate":  With respect to any specified Person, any other Person
      ---------
controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Assets":  The meaning specified in the Granting Clause of this
      ------
Indenture.

     "Authorized Officer":  With respect to the Issuer, any officer of the
      ------------------
Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee (and the Swap Counterparty) on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and, so long as the Administration Agreement is in effect, any Responsible Officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuer and to be acted upon by the Administrator pursuant to the Administration Agree-ment and who is identified on the list of Authorized Officers delivered by the Administrator to the Indenture Trustee (and the Swap Counterparty) on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

     "Bank":  ______________________________, in its individual capacity and
      ----
not as Indenture Trustee.

     "Basic Documents":  The Certificate of Trust, the Trust Agreement, the
      ---------------
Indenture, the Administration Agreement, the Depository Agreement, (the Swap Agreement, the Swap Guarantee) and other documents and certificates delivered in connection therewith.

     "Beneficial Owner":  With respect to any Note, the Person who is the
      ----------------
beneficial owner of such Note, as reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly as a Depository Participant or indirectly through a Depository Participant, in accordance with the rules of such Depository).

     "Book-Entry Notes":  A beneficial interest in the Notes, ownership and
      ----------------
transfers of which shall be made through book entries by the Depository as described in Section 4.06.

     "Book-entry Regulations":  With respect to any Government Security, the
      ----------------------
applicable regulations of the appropriate governmental authority, governing the creation of interests in such Government Security, including, without limitation, for U.S. Treasury bills, bonds and notes, 31 C.F.R. Part 357, and, with respect to other Government Securities, substantially similar regulations thereto. Terms defined in the Book-entry Regulations and used herein have the meanings provided therein. Terms used in "Revised Article 8" of the Uniform Commercial Code as defined and incorporated by reference therein have the meaning provided in such Revised Article 8; provided, however, that such terms used herein although not capitalized therein are capitalized herein for conformity with the analogous defined terms of the Book-entry Regulations.

     "Business Day":  Any day other than a Saturday or a Sunday, or another
      ------------
day on which banking institutions in the City of New York, New York or the city in which the Corporate Trust Office of the Owner Trustee or the Indenture Trustee is located are authorized or obligated by law, regulations or executive order to be closed.

     "Business Trust Statute":  Chapter 38 of Title 12 of the Delaware Code,
      ----------------------
12 Del. Code Sections 3801 et seq., as the same may be amended from time
   ---  ----               -- ----
to time.

     "Calculation Agent":  Initially, (____________________________), and
      -----------------
thereafter, any successor appointed under the Calculation Agent Agreement.

     "Calculation Agent Agreement":  The Calculation Agent Agreement dated
      ---------------------------
as of (____________________) among the Trust, the Indenture Trustee and the Calculation Agent, as amended from time to time.

     "Cash":  Such coin or currency of the United States of America as at the
      ----
time shall be legal tender for payment of all public and private debts.

     "Certificate":  Any one of the Asset Backed Certificates, Class (B-1)
      -----------
(or any one of the Asset Backed Certificates, Class (B-2)), each evidencing fractional undivided beneficial interests in amounts to be distributed pursuant to the Trust Agreement and executed by the Owner Trustee in substantially the form set forth in Exhibit A to the Trust Agreement.

     "Certificate of Trust":  The Certificate of Trust filed for the Trust
      --------------------
pursuant to Section 3810 (a) of the Business Trust Statute.

     "Certificate Register":  The meaning provided in Section 3.11 of the
      --------------------
Trust Agreement.

     "Certificated Security":  The meaning specified in Section 8-102(1)(a)
      ---------------------
of the UCC.

     "Certificateholder" or "Holder":  The Person in whose name a Certificate
      -----------------      ------
is registered in the Certificate Register.

     "Class":  As to the Notes, the Class (A-1) Notes (and the Class (A-2)
      -----
Notes) and, as to the Certificates, the Class (B-1) Certificates (and the Class (B-2) Certificates).

     "Class (A-1) Note Accrual Rate":  A rate (per annum) equal to (______),
      -----------------------------
calculated on the basis of a (360-day year consisting of twelve 30-day months).

     "Class (A-1) Notes":  The (________) Trust (________) $(________) Asset
      -----------------
Backed Notes, Class A-1.

     "Class (A-1) Payment Amount": As to any Payment Date with respect to the
      --------------------------
Class A-1 Notes, the amount due and payable thereon pursuant to Section 3.05 of this Indenture.

     "Class (A-1) Scheduled Final Payment Date": (____________________).
      ----------------------------------------

     ("Class (A-2) Note Accrual Rate":  A rate (per annum) equal to (____),
       -----------------------------
calculated on the basis of a (360-day year consisting of twelve 30-day months).)

     ("Class (A-2) Notes":  The (____________) Trust (________) $(______
       -----------------
______) Asset Backed Notes, Class (A-2)))

     ("Class (A-2) Payment Amount": As to any Payment Date with respect to
       --------------------------
the Class (A-2) Notes, the amount due and payable thereon pursuant to Section
3.05 of this Indenture.)

     ("Class (A-2) Scheduled Final Payment Date": (____________________).)
       ----------------------------------------

     "Clearing Corporation":  The meaning specified in Section 8-102 of the
      --------------------
UCC.

     "Clearing Corporation Custodian":  A custodian acting on behalf of a
      ------------------------------
Clearing Corporation.

     "Clearing Corporation Security":  Any Underlying Securities or Eligible
      -----------------------------
Investment that is either (a) an Uncertificated Security that is (i) issued by an issuer organized under the laws of the State of New York and (ii) registered in the name of a Clearing Corporation or its Clearing Corporation Custodian or a nominee of either subject to the exclusive control of the Clearing Corporation or (b) a Certificated Security that is (i) held in the State of New York in the custody of a Clearing Corporation or its Clearing Corporation Custodian or a nominee of either subject to the exclusive control of the Clearing Corporation, (ii) in bearer form or endorsed in blank by an appropriate Person or registered in the name of the Clearing Corporation or its Clearing Corporation Custodian or the nominee of either subject to the exclusive control of such Clearing Corporation; and (c) in each case, credited to the securities account of a participant of or member in such Clearing Corporation on the books of the Clearing Corporation.

     "Closing Date":  The date of the initial issuance of the Notes and the
      ------------
Certificates.

     "Code":  The Internal Revenue Code of 1986, as amended, and the rules
      ----
and regulations promulgated thereunder.

     "Collateral":  The meaning specified in the Granting Clause of this
      ----------
Indenture.

     "Collection Account":  The trust account created and maintained with the
      ------------------
Indenture Trustee pursuant to Section 3.01 and referred to as the Collection Account. Funds deposited in the Collection Account shall be held in trust for the Noteholders (and the Swap Counterparty) for the uses and purposes set forth in Article III of this Indenture.

     "Corporate Trust Office":  Either (i) The principal corporate trust
      ----------------------
office of the Owner Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Trust Agreement is located at (____________________),
Attention: Corporate Trust Department or (ii) the principal corporate trust office of the Indenture Trustee and Note Registrar at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this instrument is located at (________), Attention:
(________).

     "Custodial Account":  A custodial account at the Custodian, established
      -----------------
in the name of the Issuer and the Indenture Trustee.

     "Custodial Account Securities Intermediary":  The meaning specified in
      -----------------------------------------
Section 3.24(b)(iii).

     "Custodian":  (____________________), a New York trust company.
      ---------

     ("Defaulted Security":  Any Underlying Security or any other security
       ------------------
included in the Assets which is known to the Issuer or the (Portfolio Manager) (provided, however, that the (Portfolio Manager) will be responsible,
          --------  -------
under the (Management Agreement), for obtaining, to the extent practicable from sources of information normally available to it, such knowledge) to be in default under the related (Collateral Instrument), which default entitles the holders thereof, with notice or passage of time or both, to accelerate the maturity of all or a portion of the principal amount of such obligation, but only until such default or event of default has been cured or waived and such security satisfies the criteria for inclusion of securities in the Assets described in the definition of "Underlying Security" or "Eligible Investments" as applicable to such security.)

     "Definitive Notes":  The meaning provided in Section 4.06.
      ----------------

     "Denomination":  For each Note or Certificate, as applicable, the amount
      ------------
designated as such on the face thereof, the aggregate of the Denominations of all Notes and Certificates on the Closing Date being equal to the aggregate of the principal balance of the Underlying Securities.

     "Depositor":  ML Asset Backed Corporation, a Delaware corporation, or
      ---------
its successor in interest.

     "Depository":  The Depository Trust Company or a successor appointed by
      ----------
the Administrator. Any successor to the Depository shall be an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended, and the regulations of the Securities and Exchange Commission thereunder.

     "Depository Agreement":  The Letter of Representations dated (_______
      --------------------
____________) (as amended and supplemented from time to time) among the Issuer, the Indenture Trustee, and the Depository.

     "Depository Participant":  A Person for whom the Depository maintains
      ----------------------
one or more securities accounts on its books and records.

     "Eligible Investments":  An investment purchased by the Issuer shall be
      --------------------
an Eligible Investment if: (1)(A) it is a U.S. dollar denominated bond, debenture, note or other investment or security evidencing debt which: (i) has an original maturity of less than 364 days; and (ii) has ratings of "A-1+" from (____________________) and "P-1" from (____________________) at the time of investment; or (b) it is any bond, debenture, note or other investment or security evidencing debt not referred to in (a) if the
Indenture Trustee has been provided with a letter from (____) and (_________________) to the effect that investment in such bond, debenture, note or other investment or security will not adversely affect the ratings on the Notes and the Certificates and (2) it is purchased at a price no greater than par plus accrued interest, if any. Eligible Investments may include, without limitation, those investments for which the Indenture Trustee, the Owner Trustee or an affiliate thereof provides services.

     ("Enhancement": The (Swap Agreement or ____________________.))
       -----------

     ("Equity Security":  Any security that does not entitle the holder
       ---------------
thereof to receive periodic payments of interest and one or more installments of principal or any other security which is not eligible for purchase by the Issuer as an Underlying Security and any security purchased as part of a "unit" with a Underlying Security and which itself is not eligible for purchase by the Issuer.)

     "ERISA":  Employee Retirement Income Security Act of 1974, as amended,
      -----
and the rules and regulations promulgated thereunder.

     "Event of Default":  Any one of the following events (whatever the
      ----------------
reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i) a default in the payment of any interest on any Note when the same becomes due and payable, and such default shall continue for a period of ( ) Business Days, provided that if any amount of interest which would otherwise be payable on the Underlying Securities is deferred under the terms and conditions thereof, an equivalent amount ((determined in accordance with the methodology set forth in the Swap Agreement)) of interest in respect of the Notes will be deferred and not considered "due and payable" within the meaning of this clause (i) until the Payment Date following the date when the related deferred interest on the Underlying Securities is received by the Issuer; or

         (ii)  a  default  in  the  payment   of  the  principal  of  or  any
     installment of the principal of any Note when the same becomes due and payable by reason of mandatory prepayment or otherwise; or

        (iii) a default in the observance or performance of any covenant or agreement of the Issuer made in this Indenture, or any representation or warranty of the Issuer made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of (30) days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee (or by the Swap Counterparty), or to the Issuer, (the Swap Counterparty) and the Indenture Trustee by the Holders of at least 25% of the Outstanding Amount of (each Class of) the Notes, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of default hereunder; or

         (iv) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Trust Estate in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the Issuer's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

          (v) the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the assets of the Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of any action by the Issuer in furtherance of any of the foregoing; or

         (vi)  (the occurrence of a Swap Early Termination).

     "Exchange Act":  The Securities Exchange Act of 1934, as amended, and
      ------------
the rules and regulations promulgated thereunder.

     "Extraordinary Expenses":  (a) All costs, charges and expenses incurred
      ----------------------
by the Issuer in connection with the issue of the Notes or Certificates or otherwise relating to the Notes or Certificates that do not constitute Ordinary Expenses and (b) all Trustee Expenses.

     "FRBNY":  The Federal Reserve Bank of New York.
      -----

     "Global Note":  The meaning provided in Section 4.01.
      -----------

     "Government Security":  A security (other than a security issued by the
      -------------------
Government National Mortgage Association) issued or guaranteed by the United States of America or an agency or instrumentality thereof representing a full faith and credit obligation of the United States of America and, with respect to each of the foregoing, that is maintained in book-entry form on the records of FRBNY pursuant to the applicable Book-entry Regulations.

     "Grant":  Means mortgage, pledge, bargain, sell, warrant, alienate,
      -----
remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to this Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Underlying Securities or the Eligible Investments and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

     "Indenture":  This Trust Indenture dated as of (________) among the
      ---------
Trust, (_______________), as Indenture Trustee, (and the Swap Counterparty), as it may be amended from time to time.

     "Indenture Trustee":  (____________________) in its capacity as
      -----------------
indenture trustee or its successor in interest, or any successor trustee appointed as herein provided.

     "Independent":  When used with respect to any specified Person, means
      -----------
that the Person (i) is in fact independent of the Issuer and any Affiliate of the Issuer, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuer or any Affiliate of any of the foregoing Persons and (iii) is not connected with the Issuer or any Affiliate of the Issuer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

     Independent Certificate:  means a certificate or opinion to be delivered
     -----------------------
to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01, made by an Independent appraiser or other expert appointed by a written request or order signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee, and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Indenture and that the signer is Independent within the meaning thereof.

     "Initial Indenture Trustee Fee":  The meaning provided in Section
      -----------------------------
6.07(a).

     "Instrument":  The meaning ascribed thereto in Section 9-104(i) of the
      ----------
UCC.

     "Issuer":  (___________) Trust (________), a Delaware business trust or
      ------
its successor in interest and, for purposes of any provision contained herein and required by the TIA, each other obligor on the Notes.

     "Lien":  Any mortgage, deed of trust, pledge, conveyance, hypothecation,
      ----
assignment, participation, deposit arrangement, encumbrance, lien (statutory or other), preference, priority right or interest or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing.

     "Money":  The meaning specified in Section 1-201(24) of the UCC.
      -----

     "Note":  Any one of the Class (A-1) Notes (or the Class (A-2) Notes),
      ----
each secured by the specified assets of the Trust pursuant to this Indenture and authenticated by the Indenture Trustee in substantially the form set forth in Exhibit A to this Indenture.

     ("Note Early Prepayment Price":  In respect of each Note, the lesser of:
       ---------------------------

          (i) its Pro Rata Share of (A) the proceeds of the liquidation of the Assets minus (B) the sum of ((1) any termination payment owed by the Issuer to the Swap Counterparty under the Swap Agreement and) (2) any other unpaid expenses incurred by the Issuer (including Trustee Expenses); and

          (ii) 100% of the outstanding principal amount of such Note plus accrued interest thereon.)

     "Note Interest Accrual Period":  The meaning specified in Section
      ----------------------------
3.05(a).

     "Note Owner":  The Beneficial Owner of a Note.
      ----------

     "Note Register":  The meaning provided in Section 4.02.
      -------------

     "Note Registrar":  The Indenture Trustee, in its capacity as Note
      --------------
Registrar.

     "Noteholder" or Holder":  The Person in whose name a Note is registered
      ----------     ------
in the Note Register, except that, solely for the purpose of giving any consent pursuant to this Indenture, any Note registered in the name of the Depositor or the Indenture Trustee or any affiliate of either shall be deemed not to be Outstanding.

     "Officer's Certificate":  A certificate signed by any Authorized Officer
      ---------------------
of the Issuer and delivered to the Indenture Trustee. Unless otherwise specified, any reference in this Indenture to an Officer's Certificate shall be to an Officer's Certificate of any Authorized Officer of the Issuer.

     "Opinion of Counsel":  A written opinion of counsel, who may be counsel
      ------------------
for the Issuer, the Depositor, the Owner Trustee or the Indenture Trustee.

     "Ordinary Expenses":  (i) All costs, charges and expenses incurred by
      -----------------
the Issuer in connection with the issue of the Notes and Certificates that were incurred or were reasonably quantifiable or could reasonably be anticipated on or before (________________________________________) and
(ii) all customary ongoing expenses of the Issuer, and shall exclude, without limitation, (a) any expenses incurred by the Issuer resulting from legal actions against the Issuer, the Indenture Trustee, the Administrator or the Owner Trustee, and (b) any costs, charges or expenses incurred by the Owner Trustee, the Indenture Trustee, the Note Registrar, the Certificate Registrar or the Administrator.

     "Original Outstanding Amount":  On the Closing Date, the aggregate
      ---------------------------
principal amount of all Notes, a class of Notes or Certificates, as applicable.

     "Outstanding":  With respect to the Notes, as of the date of
      -----------
determination, all Notes theretofore executed, authenticated and delivered under this Indenture except:

     (i) Notes theretofore cancelled by the Note Registrar or delivered to the Indenture Trustee for cancellation;

    (ii) Notes in exchange for or in lieu of which other Notes have been executed, authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a holder in due course; and

   (iii) solely for the purpose of giving any consent pursuant to this Indenture, any Note registered in the name of the Issuer, the Depositor, the Owner Trustee or any affiliate thereof.

     "Outstanding Amount":  On any day, the aggregate unpaid principal amount
      ------------------
of all Notes, a Class of Notes or Certificates Outstanding on such day, as applicable.

     "Owner Trustee": (____________________) not in its individual capacity
      -------------
but solely as owner trustee or its successor in interest, or any successor owner trustee appointed as provided in the Trust Agreement.

     "Payment Amount":  For any Payment Date, (the sum of) the Class (A-1)
      --------------
Payment Amount for such Payment Date (and the Class (A-2) Payment Amount for such Payment Date.)

     "Payment Date":  The (_______) day of each (_______), (or, if any such
      ------------
date is not a Business Day, the next succeeding Business Day), commencing (____________).

     "Percentage Interest":  (As to any Class (A-1) Note, the percentage
      -------------------
interest in the applicable Class (A-1) Payment Amount represented thereby, such percentage interest being equal to the percentage obtained by dividing the outstanding principal amount of such Note by the Outstanding Amount of all Class (A-1) Notes. (As to any Class (A-2) Note, the percentage interest in the applicable Class (A-2) Payment Amount represented thereby, such percentage interest being equal to the percentage obtained by dividing the outstanding principal amount of such Note by the Outstanding Amount of all Class (A-2) Notes).

     "Person":  Any individual, corporation, partnership, limited liability
      ------
company,   joint   venture,   association,    joint-stock   company,   trust,
unincorporated   organization  or  government  or  any  agency  or  political subdivision thereof.

     "Predecessor Note":  With respect to any particular Note, every previous
      ----------------
Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 4.03 in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

     "Prepayment Determination Date":  With respect to any Payment Date on
      -----------------------------
which a payment or prepayment of principal on the Notes is due, the first Business Day of the month in which such Payment Date occurs.

     "Pro Rata Share":  With respect to any Note of a Class, the percentage
      --------------
obtained by dividing the outstanding principal amount of such Note by the Outstanding Amount of all of the Notes or all the Notes of such Class.

     "Principal Balance":  As to any Payment Date and for each Note, the
      -----------------
aggregate Denomination of such Notes, reduced by any distributions of principal thereof.

     "Priority of Payments":  The meaning provided in Section 3.05(d).
      --------------------

     "Proceeding": Any suit in equity, action at law or other judicial or
      ----------
administrative proceeding.

     "Rating Agency":  (____________________).  If no such organization or
      -------------
successor is any longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable Person designated by the Owner Trustee, notice of which designation shall be given to the Indenture Trustee, (the Owner Trustee, the Swap Counterparty) and the Depositor.

     "Record Date":  With respect to any Payment Date other than the first
      -----------
Payment Date, (the last Business Day of the month preceding the month of the related Payment Date) and with respect to the first Payment Date, the Closing Date.

     "Redemption Date" means, in the case of a redemption of the Notes
      ---------------
pursuant to Section 11.01, the Payment Date specified by the (Administrator or the Issuer) pursuant to Section 11.01.

     "Redemption Price":  means in connection with a redemption of the Notes
      ----------------
pursuant to Section 11.01, an amount equal to the unpaid principal amount of the Notes redeemed plus accrued and unpaid interest thereon excluding the Redemption Date.

     "Registered Holder":  The Person in whose name a Note is registered in
      -----------------
the Note Register on the applicable Record Date.

     "Reinvested Collateral":  Payments in respect of principal of the
      ---------------------
Underlying Securities received by the Indenture Trustee prior to the Scheduled Final Payment Date.

     "Responsible Officer":  With respect to the Indenture Trustee, the Owner
      -------------------
Trustee or the Administrator, the Chairman or Vice Chairman of the Board of Directors, the Chairman or Vice Chairman of the Executive or Standing Com-mittee of the Committee on Trust Matters, any Vice President (Executive, Senior, Regular, Assistant or other), any Assistant Secretary, any Assistant Treasurer, any Trust Officer or any Banking Officer of such entity.

     "(Revised Article 8":  The meaning provided in the Book-entry
       -----------------
Regulations.)

     "Sale Procedures":  The meaning specified in Section 5.16.
      ---------------

     "Scheduled Final Payment Date":  The later of the Class (A-1) Scheduled
      ----------------------------
Final Payment Date (and the Class A-2 Final Scheduled Payment Date).

     "Securities":  The Notes and the Certificates.
      ----------

     "Securities Act":  The Securities Act of 1933, as amended, and the rules
      --------------
and regulations promulgated thereunder.

     "Securities Intermediary":  The meaning specified in Section 8
      -----------------------
102(a)(14) of the UCC.

     "Security Entitlement":  The meaning specified in Section 8-102(a)(17)
      --------------------
of the UCC.

     "Single Note":  A Note in the Denomination of $1,000.
      -----------

     "State" means any one of the 50 states of the United States of America
      -----
or the District of Columbia.

     "Stated Maturity":  With respect to any security, the date specified in
      ---------------
such security or applicable Collateral Instrument, and with respect to any Class A Note, Class B Note and Class C Note, __________, or, if such date is not a Business Day, the next following Business Day.

     ("Swap Agreement":  The master agreement dated as of (____________),
       --------------
including any schedules attached thereto and confirmation letters executed in connection therewith, between the Swap Counterparty and the Trust.

     ("Swap Counterparty":  (____________________).)
       -----------------

     ("Swap Default":  An Event of Default under and as defined in the Swap
       ------------
Agreement.)

     ("Swap Early Termination":  The designation of an "Early Termination
       ----------------------
Date" (as defined in the Swap Agreement).)

     ("Swap Guarantee":  The Swap Guarantee dated as of (____) delivered by
       --------------
the Swap Guarantor.)

     ("Swap Guarantor":  (____________________).)
       --------------

     ("Swap Termination Event":  A Termination Event under and as defined in
       -----------------------
the Swap Agreement.)

     "Trust":  (_______) Trust (_______); the trust created by the Trust
      -----
Agreement and by the filing with the Secretary of State of the State of Delaware a Certificate of Trust of the Trust.

     "Trust Agreement":  The agreement entered into between the Owner Trustee
      ---------------
and the Depositor, dated as of (_______________) as amended and restated as of (____________________).

     "Trust Estate":  The meaning specified in the Granting Clause.
      ------------

     "Trustee Expenses":  Any fees, expenses or amounts properly incurred by
      ----------------
the Indenture Trustee or the Note Registrar in connection with their actions under the terms of this Indenture, by (____________________) or any successor when acting as Owner Trustee or the Certificate Registrar in connection with their actions under the terms of the Trust Agreement and by the Administrator in connection with its actions under the terms of the Administration Agreement, but excluding any fees, expenses or amounts incurred by the Indenture Trustee, the Note Registrar, the Owner Trustee, the Certificate Registrar or the Administrator that were incurred or were reasonably quantifiable or could reasonably be anticipated on or before the Closing Date.

     "Trust Indenture Act" or "TIA":  The Trust Indenture Act of 1939 as in
      -------------------      ---
force on the date hereof, unless otherwise specifically provided.

     "UCC":  The Uniform Commercial Code as in effect in the State of New
      ---
York as of the date hereof.

     "Uncertificated Security":  The meaning specified in Section 8-102(1)(b)
      -----------------------
of the UCC.

     "Underlying Agreement":  The (Pooling and Servicing Agreement) dated as
      --------------------
of (____________________) as supplemented by a series supplement thereto by and between (____________________) as Transferor and Servicer and (____________________) as Trustee pursuant to which the Underlying Securities were originally issued.

     "Underlying Securities":  The $(____________), issued by (___________
      ----------------------
____________________).

     "Underlying Securities Distribution Date Statement":  The statement
      -------------------------------------------------
provided by the paying agent for the Underlying Securities on each distribution date for the Underlying Securities pursuant to the related Underlying Agreement reporting certain information with respect to such Underlying Securities, which report may be obtained by the Indenture Trustee, as holder of the Underlying Securities, upon request.

     Section 1.02.  Other Definitional Provisions.  (a)  (The words
                    -----------------------------
"certificated security", "clearing corporation", "custodian",
 ---------------------    --------------------    ---------
"financial intermediary", "general intangibles", "instrument",
 ----------------------    -------------------    ----------
"proceeds", "purchase", "security", "uncertificated security",
 --------    --------    --------    -----------------------
"entitlement holder",  "entitlement order", "Investment Property",
 ------------------     -----------------    -------------------
"securities account", "securities intermediary", "security entitlement"
 ------------------    -----------------------    --------------------
and "transfer" each have the meaning ascribed thereto in the UCC.
     --------
     (b)  The words "Entitlement Holder", "Entitlement Order", "Participant",
                     ------------------    -----------------    -----------
"Securities Intermediary", "Revised Article 8", "Securities Account" and
 -----------------------    -----------------    ------------------
"Security Entitlement" each have the meaning ascribed thereto in the Book
 --------------------
Entry Regulations.

     Section 1.03.  Rules of Construction.  Unless the context otherwise
                    ---------------------
requires:

          (i)  a term has the meaning assigned to it;

         (ii)  an  accounting  term  not otherwise  defined  has  the meaning
     assigned   to  it  in  accordance  with  generally  accepted  accounting principles as in effect from time to time;

        (iii)  "or" is not exclusive;

         (iv)  "including" means including without limitation;

          (v)  references to Sections mean Sections of this Indenture;

         (vi) words in the singular include the plural and words in the plural include the singular; and

        (vii) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

     Section 1.04.  Incorporation by Reference of Trust Indenture Act.
                    -------------------------------------------------
Unless otherwise expressly provided, whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "Commission" means the Securities and Exchange Commission.

          "indenture securities" means the Notes.

          "indenture security holder" means a Noteholder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Indenture Trustee.

          "obligor" on the indenture securities means the Issuer and any other obligor on the indenture securities.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.


                                  ARTICLE II

                          Original Issuance of Notes
                          --------------------------

     Section 2.01.  Form.  The Notes, together with the Indenture Trustee's
                    ----
certificate of authentication, shall be in substantially the form set forth in Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

     The Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the Authorized Officers executing such Notes, as evidenced by their execution of such Notes.

     The terms of the Notes set forth in Exhibit A are part of the terms of this Indenture.

     Section 2.02.  Execution, Authentication and Delivery.  The Notes shall
                    --------------------------------------
be executed on behalf of the Issuer by any of its Authorized Officers and delivered to the Indenture Trustee for authentication as provided in this Indenture. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

     Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

     The Indenture Trustee shall authenticate and deliver Class (A-1) Notes for original issue in an aggregate principal amount of $(________) (and
(ii) Class (A-2) Notes for original issue in an aggregate principal amount of $(____________)). The aggregate principal amount of (each Class of) Notes outstanding at any time may not exceed such amounts.

     Each Note  shall be  dated the date  of its  authentication.   The Notes
shall be issuable as registered Notes in the minimum denomination of $100,000 and in integral multiples of $1,000 in excess thereof.

     No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.


                                 ARTICLE III

                 Administration of the Underlying Securities;
                          Application of Trust Funds
                 --------------------------------------------

     Section 3.01.  Collection of Payments on Underlying Securities;
                    ------------------------------------------------
Collection Account.  (a)  The Indenture Trustee shall establish and maintain
------------------
a segregated trust account (the "Collection Account") which shall be held in trust in the name of the Indenture Trustee for the benefit of the Noteholders (and the Swap Counterparty), into which the Indenture Trustee shall, subject to the terms of this paragraph, deposit, on the same day as it is received, each distribution received by the Indenture Trustee with respect to the Underlying Securities, the Reinvested Collateral or any Eligible Investments (and each payment received by the Indenture Trustee pursuant to the Swap Agreement). The Indenture Trustee shall make all payments of principal of, and interest on, the Notes, as provided in Section 3.05 herein, (and all payments to the Swap Counterparty pursuant to the Swap Agreement), and all payments to the Administrator of principal of and interest on the Certifi-cates as provided in Section 5.02 of the Trust Agreement, from moneys on deposit in the Collection Account in accordance with the Priority of Payments.

     If the Indenture Trustee shall not have received a distribution with respect to the Underlying Securities by the fifth Business Day after the date on which such distribution was due and payable pursuant to the terms of such Underlying Securities, the Indenture Trustee shall, notwithstanding Section 316(a)(1) of the TIA (which provisions of the TIA are hereby expressly excluded) and subject to the penultimate sentence of this paragraph, take such action (as it deems appropriate) as may be directed by (the Swap Counterparty) (Noteholders) including taking such legal action as (it) (the Swap Counterparty) shall deem appropriate under the circumstances, and prosecuting any claims in connection therewith. In the event that the Indenture Trustee reasonably believes that there may not be sufficient funds available to reimburse it for its projected legal fees and expenses in accordance with the Priority of Payments, the Indenture Trustee shall notify the Noteholders (and the Swap Counterparty) that it is not obligated to pursue any such available remedies unless indemnity satisfactory to the Indenture Trustee for its legal fees and expenses is provided or procured by Noteholders (or the Swap Counterparty). In the event any such indemnity is provided to the Indenture Trustee, the Indenture Trustee shall take such action as shall be appropriate, (or, notwithstanding Section 316(a)(1) of the TIA (which provisions of the TIA are hereby expressly excluded), as the Swap Counterparty shall direct in writing,) under the circumstances.

     (b) The amounts on deposit in the Collection Account shall be invested by the Indenture Trustee in Eligible Investments (at the direction of the Swap Counterparty).

     (c) The Indenture Trustee will have a lien ranking senior to that of the Noteholders upon all funds held or collected as part of the Assets to secure payment of amounts payable to the Indenture Trustee for Extraordinary Expenses.

     Section 3.02.  Maintenance of Office or Agency.  The Issuer will
                    -------------------------------
maintain in the Borough of Manhattan, the City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

     Section 3.03.  Money for Payments To Be Held in Trust.  As provided in
                    --------------------------------------
Section 3.01, all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Collection Account pursuant to Section 3.01 shall be made on behalf of the Issuer by the Indenture Trustee, and no amounts so withdrawn from the Collection Account for payments of Notes shall be paid over to the Issuer except as provided in this Section 3.03.

     The Issuer will cause any Administrator other than the Indenture Trustee to execute and deliver to the Indenture Trustee (and the Swap Counterparty) an instrument in which such Administrator shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Administrator, it hereby so agrees), subject to the provisions of this Section 3.03, that such Administrator will:

          (i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

         (ii) give the Indenture Trustee (and the Swap Counterparty) notice of any default by the Issuer of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

        (iii) at any time during the continuance of any such default, upon the request of the Indenture Trustee (or, notwithstanding Section 316(a)(1) of the TIA (which provisions are hereby expressly excluded), the Swap Counterparty), forthwith pay to the Indenture Trustee all sums so held in trust by such Administrator;

         (iv) immediately resign as Administrator and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by an Administrator at the time of its appointment; and

          (v) notify the Issuer with respect to any applicable withholding taxes imposed on the Notes and no earlier than 5 Business Days thereafter comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes (including backup withholding) imposed thereon and with respect to any applicable reporting requirements in connection therewith and, in the event the Administrator does not receive a copy of a properly completed (i) IRS Form W-8, (ii) IRS Form 1001, (iii) IRS Form 4224, or (iv) IRS Form W-9 with respect to any Noteholder, shall treat payments to such Noteholder as being subject to withholding and backup withholding taxes and shall retain from amounts otherwise distributable to such Noteholder an amount sufficient for the payment of such withholding or backup withholding tax (as applicable).

     The Indenture Trustee may at any time, in connection with obtaining the satisfaction and discharge of this Indenture or for any other purpose, direct any Administrator to pay to the Indenture Trustee all sums held in trust by such Administrator, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Administrator; and upon such payment by any Administrator to the Indenture Trustee, such Administrator shall be released from all further liability with respect to such money.

     Section 3.04.  Existence.  The Issuer will keep in full effect its
                    ---------
existence, rights and franchises as a business trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes(, with the prior consent of the Swap Counterparty), organized under the laws of any other state or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Underlying Securities, (the Swap Agreement) and each other instrument or agreement included in the Trust Estate.

     Section 3.05.  Application of Trust Funds.  (a)  The Class (A-1) Notes
                    --------------------------
(and the Class (A-2) Notes) shall accrue interest at the Class (A-1) Note Accrual Rate (and the Class (A-2) Accrual Rate, respectively), calculated on the basis of a 360 day year consisting of twelve 30-day months). Such amounts shall be due and payable on each Payment Date. Interest will accrue with respect to each Payment Date during the (____) month period beginning on the (____) day of (____________________) (or on the Closing Date in the case of the first Payment Date) and ending on the (____) day of (________) (each, a "Note Interest Accrual Period"). Interest on the Notes shall be payable solely from amounts in the Collection Account, (including amounts received pursuant to the Swap Agreement), and shall be subject to the Priority of
Payments. Unless the entire unpaid principal amount of the Notes shall become due and payable upon the occurrence of an Event of Default in accordance with the provisions of Section 3.05(c) hereof prior to (____________________), no principal will be payable on the Class (A-1) Notes until (____________________) (and on the Class (A-2) Notes until (____________________)). Beginning on (____________________) (in the case of
Class (A-1) Notes) (and on (____________________) (in the case of Class (A-2) Notes)), and on each Payment Date thereafter, principal payable on Class of Notes as described in Section 3.05(b) on any Payment Date will be calculated by the Indenture Trustee, and will be paid to the Noteholders of each Class in accordance with the Percentage Interest represented by each such Note. Any principal of the Class (A-1) Notes that remains outstanding on the Class (A-1) Scheduled Final Payment Date shall be due in full on the Class (A-1) Scheduled Final Payment Date. (Any principal of the Class (A-2) Notes that remains outstanding on the Class (A-2) Scheduled Final Payment Date shall be due in full on the Class (A-2) Scheduled Final Payment Date.) Any installment of interest or principal, if any, payable on any Note that is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to each Noteholder of record on the preceding Record Date, by wire transfer to an account specified in writing by such Noteholder reasonably satisfactory to the Indenture Trustee as of the preceding Record Date or by check to such Noteholder mailed to such Holder's address as it appears in the Note Register if no such instructions have been delivered to the Indenture Trustee.

     (If any amount of interest which would otherwise be payable on the Underlying Securities on any payment date for such Underlying Securities is deferred under the terms and conditions thereof, interest otherwise due in respect of the Notes on the following Payment Date will be deferred in the same proportion as the proportion that the deferred interest on such Underlying Securities represents of the aggregate interest otherwise due on the Underlying Securities on the most recent payment date for the Underlying Securities preceding such Payment Date (as determined by the Calculation Agent in accordance with (the Swap Agreement)). (If any such deferral of interest on the Notes is with respect to less than the entire amount of interest due and payable on the Notes, such deferral shall be made (on a pro rata basis between the Class (A-1) Notes and the Class (A-2) Notes) (in (________) order)). Any deferred interest on the Notes will become payable on the Payment Date following the date when the related deferred interest on the Underlying Securities is received by the Issuer. Noteholders will not be entitled to any additional payment in respect of any such delay.)

     (b) Principal due on the Notes shall be payable solely from amounts in the Collection Account(, including amounts, if any, received pursuant to the Swap Agreement), and shall be subject to the Priority of Payments. (Beginning on (____________________) and on each Payment Date thereafter, principal payable on the Class (A-1) Notes on any Payment Date will be equal to the (______________________________), as determined by the Indenture
Trustee. (Beginning on (____________________) and on each Payment Date thereafter, principal payable on the Class (A-2) Notes on any Payment Date will be equal to (______________________________), as determined by the
Indenture Trustee.)

     The prepayment price for any payment of principal on the Notes will be (________)% of the principal amount prepaid. No notice of prepayment will be given to Holders of the Notes.

     (The Issuer has no optional prepayment rights with respect to the Notes.)

     (c) Upon the occurrence and continuance of any Event of Default ((other than one specified in subsection (vi) of the definition of Event of Default)), the Indenture Trustee (may and), upon the written request of the Holders of not less than a majority of (each Class of) the Outstanding Amount of the Notes, shall, by notice in writing to the Holders (and the Swap Counterparty), declare the principal of all Notes then Outstanding (if not then due and payable) to be due and payable immediately, and upon such declaration the same shall become and be immediately due and payable, anything contained in the Notes or in this Indenture to the contrary notwithstanding; (provided, however, that, notwithstanding Section 3.16(a) of the TIA (which provisions of the TIA are hereby expressly excluded), in the case of an Event of Default specified in subsection (iii) of the definition of Event of Default, such declaration will not be effective without the prior written consent of (the Swap Counterparty and) the Holders of 100% of the Outstanding Amount of the Notes).

     At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee, the Noteholders representing a majority of (each Class of) the Outstanding Amount of the Notes (or, in the case of an Event of Default specified in subsection (iii) of the definition of Event of Default, all Noteholders), (with the consent of the Swap Counterparty (notwithstanding Section 316(a)(1) of the TIA (which provisions of the TIA are hereby expressly excluded),) by written notice to the Indenture Trustee, may rescind and annul such declaration and its consequences if:

          (i) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

               (A) all payments of principal of and interest on the Notes and all other amounts that would then be due hereunder if the Event of Default giving rise to such acceleration had not occurred;

               (B) (all amounts due to the Swap Counterparty under the Swap Agreement); and

               (C) all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel and any other Extraordinary Expenses then due and payable; and

         (ii) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.11.

     No such rescission shall affect any subsequent default or impair any right consequent thereto.

     (The entire unpaid principal amount of the Notes shall become immediately due and payable automatically upon the occurrence of an Event of Default specified in subsection (vi) of the definition thereof. Immediately after the occurrence of an Event of Default described in clause (vi) of the definition of "Event of Default", the Indenture Trustee shall liquidate the Underlying Securities and Eligible Investments, if any, in accordance with the Sales Procedures.)

     (d) The Indenture Trustee shall apply all monies received by it under this Trust Indenture, including proceeds of the Underlying Securities, proceeds of Eligible Investments, (payments made by the Swap Counterparty to the Issuer under the Swap Agreement,) amounts realized by the Indenture
Trustee upon the sale or other liquidation of Underlying Securities or Eligible Investments and proceeds of any other property included in the Trust Estate in accordance with the following priorities (the "Priority of Payments"):

          FIRST:    in payment or  satisfaction of any Ordinary  Expenses and
          Extraordinary Expenses;

          SECOND:   (to the  Swap Counterparty for amounts due under the Swap
          Agreement);

          /*/THIRD:   to  the Noteholders  for  amounts due  and unpaid  on the
          Notes for interest, ratably, without preference or priority of any kind;

          /*/FOURTH: to the Noteholders in payment of amounts due and unpaid on the Notes for principal, by reason of mandatory prepayment or otherwise, ratably, without preference or priority of any kind;

          /*/FIFTH: to the Administrator or the Owner Trustee to be distributed to the Holders of the Certificates as a distribution of interest then payable on the Certificates, ratably, without preference or priority of any kind;

          /*/SIXTH: to the Administrator or the Owner Trustee to be distributed to the Holders of the Certificates as a distribution of principal then payable on the Certificates by reason of mandatory prepayment or otherwise, ratably, without preference or priority of any kind.

          /*/SEVENTH:    to  the Administrator  or the  Owner  Trustee to  be
          distributed to the Certificateholders, if there shall be any excess remaining.

     (e) All principal payments on the Notes of any Class shall be made to the Noteholders of such Class entitled thereto in accordance with the Percentage Interests represented by such Notes. The Indenture Trustee shall send a notice to each Person in whose name a Note is registered at the close of business on the Record Date preceding the Class (A-1) Scheduled Final Payment Date (in the case of the Class (A-1) Notes) (and the Class (A-2) Scheduled Final Payment Date (in the case of the Class (A-2) Notes)), or(, in either case,) any other earlier final Payment Date. Such notice shall be mailed no later than five Business Days prior to the Class (A-1) Scheduled Final Payment Date (in the case of the Class (A-1) Notes) (and the Class (A-2 Scheduled Final Payment Date (in the case of the Class (A-2) Notes)), or(, in

_______________
/F/   (To be Revised in the case of multiple Classes of Notes or Certificates to provide for pro rata payments, sequential payments or other payment order, as applicable.)

either case,) any other earlier final Payment Date and shall specify that payment of the principal amount and any interest due with respect to such Note at the Class (A-1) Scheduled Final Payment Date (in the case of the Class (A-1) Notes) (and the Class (A-2 Scheduled Final Payment Date (in the case of the Class (A-2) Notes)), or(, in either case), any other earlier final Payment Date, will be payable only upon presentation and surrender of such Note to the Indenture Trustee and shall specify the place where such Note may be presented and surrendered for such final payment.

     (f) If the Issuer defaults in a payment of interest on the Notes, the Issuer shall pay defaulted interest (plus interest on such defaulted interest at the related Note Accrual Rate to the extent lawful) in any lawful manner. The Issuer may pay such defaulted interest to the Persons who are Noteholders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Indenture Trustee shall fix or cause to be fixed any such special record date and payment date and, at least 10 days before any such special record date, the Issuer shall mail to each Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid. Such additional interest on unpaid interest will be due at the time such unpaid interest is paid. The Indenture Trustee shall mail to each Noteholder a notice that states the record date, the payment date and the amount of defaulted interest to be paid.

     (g)  (Reserved)

     (h) (At such time as the Issuer has incurred Extraordinary Expenses in an aggregate amount at least equal to $(____________, the Indenture Trustee will give notice to the Noteholders and the Administrator will give notice to the Certificateholders that such expenses have been incurred.)

     Section 3.06.  Protection of Trust Estate.
                    --------------------------

     (a) The Issuer shall from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be necessary or advisable or desirable to secure the rights and remedies of the Noteholders (and the Swap Counterparty) hereunder and to:

          (i)  Grant more effectively all or any portion of the Collateral;

         (ii) maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or to carry out more effectively the purposes hereof;

        (iii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations);

         (iv)    enforce  any  of   the  Underlying  Securities  or  Eligible
     Investments or other instruments or property included in the Collateral;

          (v) preserve and defend title to the Collateral and the rights therein of the Indenture Trustee, the Noteholders (and the Swap Counterparty) against the claims of all persons and parties; or

         (vi) pay or cause to be paid any and all taxes levied or assessed upon all or any part of the Collateral.

     The Issuer hereby designates the Indenture Trustee, its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required pursuant to this Section 3.06.

     (b) The Indenture Trustee shall not (i) remove any portion of the Collateral that consists of Cash or is evidenced by an instrument, certificate or other writing from the jurisdiction of the State of New York or (ii) cause or permit ownership or the pledge of any portion of the Collateral that consists of Government Securities to be recorded in a securities account on the books of a Person located in a jurisdiction other than the State of New York, unless the Indenture Trustee shall have first received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions.

     Section 3.07.  Opinions as to Trust Estate.  (a)   On the Closing Date,
                    ---------------------------
the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to perfect and make effective the lien and security interest of this Indenture and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective.

     (b)  On or before (__________________ _________), in each calendar year, beginning in 19(___), the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the lien and security interest created by this Indenture and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture until (_________ ___) in the following calendar year.

     Section 3.08.  Performance of Obligations.  (a)  The Issuer and the
                    --------------------------
Indenture Trustee will not take any action and will use their best efforts to not permit any action to be taken by others that would release any Person from any of such Person's material covenants or obligations under any instrument or agreement included in the Trust Estate or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in this Indenture or such other instrument or agreement.

     (b) The Issuer has contracted with the Administrator to assist the Issuer in performing its duties under this Indenture. The Administrator, on behalf of the Issuer, may contract with other Persons to assist it or the Issuer in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee (and the Swap Counterparty) in an Officer's Certificate of the Issuer shall be deemed to be action taken by the Issuer.

     (c) The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, the applicable Basic Documents and in the instruments and agreements included in the Trust Estate. Except as otherwise expressly provided therein, the Issuer shall not waive, amend, modify, supplement or terminate any Basic Document or any provision thereof without the consent of the Indenture Trustee or the Holders of at least a majority of the Outstanding Amount of the Notes (and the Swap Counterparty) and receiving notification from a Rating Agency that such waiver, amendment, modification, supplement or termination shall not cause the rating of the Notes or the Certificates to be reduced, suspended or withdrawn.

     Section 3.09.  Annual Statement as to Compliance.   The Issuer will
                    ---------------------------------
deliver to the Indenture Trustee, within 120 days after the end of each fiscal year of the Issuer (commencing with the fiscal year 199_), an Officer's Certificate stating, as to the Authorized Officer signing such Officer's Certificate, that:

          (i) a review of the activities of the Issuer during such year and of its performance under this Indenture has been made under such Authorized Officer's supervision; and

          (ii) to the best of such Authorized Officer's knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year or, if there has been a default in its compliance with any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

     Section 3.10.  Negative Covenants.  So long as any Notes are Outstanding
                    ------------------
(or any amounts are owed to the Swap Counterparty), the Issuer shall not:

          (i)  except  as  expressly  permitted   by  this  Indenture,  sell,
     transfer, exchange or otherwise dispose of the Trust Estate or any interest therein, unless directed to do so by the Indenture Trustee;

         (ii) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (or in respect of amounts payable under the Swap Agreement) (other than amounts properly withheld from such payments under the Code or under applicable state law) or assert any claim against any present or former Noteholder (or the Swap Counterparty) by reason of the payment of the taxes levied or assessed upon any part of the Issuer or the Trust Estate;

        (iii) (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof or (C) permit the lien of this Indenture not to constitute a valid first priority security interest in the Trust Estate except as permitted herein or in the Trust Agreement;

         (iv) except as contemplated herein, dissolve or liquidate in whole or in part; or

          (v)  incur,  assume  or  guarantee   any  indebtedness  other  than
     indebtedness incurred pursuant hereto or under the Basic Documents.

     Section 3.11.  Transfer of Assets.  The Issuer shall not convey or
                    ------------------
transfer any of its properties or assets, including those included in the Trust Estate, to any Person, unless:

          (a) the Person that acquires by conveyance or transfer the properties and assets of the Issuer the conveyance or transfer of which is hereby restricted shall (i) be a United States citizen or a Person organized and existing under the laws of the United States of America or any state, (ii) expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee (and the Swap Counterparty), in form satisfactory to the Indenture Trustee (and the Swap Counterparty), the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture (and the Swap Agreement) on the part of the Issuer to be performed or observed, all as provided herein,
     (iii) expressly agree by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Holders of the Notes and the Certificateholders (and the Swap Counterparty), as their interests appear herein and (iv) unless otherwise provided in such supplemental indenture, expressly agree to indemnify, defend and hold harmless the Issuer (and the Swap Counterparty) against and from any loss, liability or expense arising under or related to this Indenture, (the Swap Agreement) and the Notes;

          (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

          (c) the Rating Agencies shall have notified the Issuer that such transaction shall not cause the rating of the Notes to be reduced, suspended or withdrawn;

          (d) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee (and the Swap Counterparty)) to the effect that such transaction will not have any material adverse tax consequence to the Issuer, any Noteholder, any Certificateholder (or the Swap Counterparty);

          (e) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

          (f) the Issuer shall have delivered to the Indenture Trustee (and the Swap Counterparty) an Opinion of Counsel stating that such conveyance or transfer and such supplemental indenture comply with this
     Article III and that all conditions precedent herein provided for relating to such transaction have been complied with.

     Section 3.12.  Transferee.  Upon a conveyance or transfer of all the
                    ----------
assets and properties of the Issuer pursuant to Section 3.11, (__________) Trust (________) will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Notes immediately upon the delivery of written notice to the (________) Trust (________) that it is to be so released.

     Section 3.13.  Issuer May Consolidate, etc., Only on Certain Terms.
                    ---------------------------------------------------
(a) The Issuer shall not consolidate or merge with or into any other Person, unless:

          (i) the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any State and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein;

          (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

          (iii) the Rating Agencies shall have notified the Issuer that such transaction shall not cause the rating of the Notes to be reduced, suspended or withdrawn;

          (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse tax consequence to the Issuer, any Noteholder or any Certificateholder;

          (v) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

          (vi) the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this
     Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

     Section 3.14.  No Other Business.  The Issuer shall not engage in any
                    -----------------
business other than financing, purchasing, owning and selling the Underlying Securities in the manner contemplated by this Indenture and the other Basic Documents; issuing the Notes and Certificates; (entering into and performing under the Swap Agreement); and all activities incidental thereto.

     Section 3.15.  No Borrowing.  The Issuer shall not issue, incur, assume,
                    ------------
guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Notes or as permitted under the Basic Documents.

     Section 3.16.  Guarantees, Loans, Advances and Other Liabilities.
                    -------------------------------------------------
Except as contemplated by this Indenture or under the Basic Documents, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

     Section 3.17.  Capital Expenditures.  The Issuer shall not make any
                    --------------------
expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

     Section 3.18.  Removal of Administrator.  So long as any Notes are
                    ------------------------
Outstanding, the Issuer shall not remove the Administrator without cause unless the Rating Agencies shall have notified the Indenture Trustee that such removal will not result in the reduction.

     Section 3.19.  Restricted Payments.  The Issuer shall not, directly or
                    -------------------
indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or
(iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, distributions to the Owner Trustee and the Certificateholders as contemplated by, and to the extent funds are available for, such purpose under this Indenture and the Trust Agreement. The Issuer will not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with this Indenture and the other Basic Documents.

     Section 3.20.  Notice of Events of Default.  The Indenture Trustee shall
                    ---------------------------
give (the Swap Counterparty and) the Rating Agencies prompt written notice of each Event of Default hereunder of which it has knowledge.

     Section 3.21.  Further Instruments and Acts.  Upon request of the
                    ----------------------------
Indenture  Trustee,   the  Issuer  will  execute  and  deliver  such  further
instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

     Section 3.22.  Statements to Noteholders.  (a)  On each Payment Date,
                    -------------------------
or as soon as practicable thereafter, the Indenture Trustee shall prepare and forward by mail a statement to each Noteholder (with a copy to each Rating Agency) stating:

          (i) the aggregate amount of any distribution on such Payment Date allocable to interest on the Notes;

          (ii) the aggregate amount of any distribution on such Payment Date allocable to principal on the Notes;

          (iii)   the  aggregate   amount  of   compensation   paid  to   the
     Administrator on such Payment Date;

          (iv) the aggregate principal balance of the Underlying Securities as of such Payment Date after giving effect distributions of principal pursuant to clause (ii) above (and after giving effect to any sale, put or call of all or part of the Underlying Securities on prior to or on such Payment Date);

          (v) the aggregate outstanding principal amount of (each Class of) Notes on such Payment Date, after giving to the distribution of principal referred to in clause (ii) above;

          ((vi) (if a floating rate) Class A-1 Note Accrual Rate (and the Class A-2 Note Accrual Rate) applicable in respect of distributions of interest made on such Payment Date;)

          ((vii) as applicable, information regarding any of the following ((as described in the base prospectus)): the amount of any shortfall; the amount of any withdrawal from any (Reserve Account); for each date during the (Funding Period), the remaining (Pre-Funded Amount); for the first such date that is on or immediately following the end of the (Funding Period) (if any), the amount of any remaining (Pre-Funding Amount) that has not been used to fund the purchase of the (Subsequent Underlying Securities) and that is being passed through as payments on the Notes and Certificates); and

          (viii) the aggregate outstanding principal balance of any Eligible Investments purchased with proceeds of the Underlying Securities.)

     ((b) Within a reasonable period of time ((not to exceed (_______________))) after the end of each calendar year (commencing with (___________________)), the Indenture Trustee shall (i) furnish to each Holder of a Note during the preceding calendar year: (A) the aggregate amounts reported pursuant to each of clause (i) and clause (ii) of Section 3.22(a) for such preceding calendar year (and (B) such other information as the Administrator reasonably determines necessary to enable the Noteholders to prepare their tax returns) and (ii) file or cause to be filed such tax returns and reports with respect to such statements as are required by the Code to be filed by the Trust.)

     (c) The Indenture Trustee shall forward by mail to (i) the Administrator and (ii) (the Swap Counterparty) and each Noteholder with each statement described in this Section 3.22(a) a copy of the most current Underlying Securities Distribution Date Statement delivered to the Indenture Trustee.

     Section 3.23.  Notices to Indenture Trustee.  Upon receipt of any notice
                    ----------------------------
with respect to the Underlying Securities, the Indenture Trustee shall promptly transmit such notice to the Administrator (and the Swap Counterparty). In the event such notice requests or requires any action by the Indenture Trustee or the Noteholders, the Indenture Trustee shall not take any action except in accordance with written instructions from (the Swap Counterparty or) the Noteholders pursuant to Section 5.10.

     Section 3.24.  Custodianship, Transfer of Underlying Securities and
                    ----------------------------------------------------
Eligible Investments.
--------------------

     (a) The Indenture Trustee shall hold all Certificated Securities and Instruments in physical form at the office of a custodian appointed by it in the Borough of Manhattan, City of New York. Initially, such Custodian shall be (____________________) with its address at (____________________). Any successor custodian shall be a State or national bank or trust company which is not an Affiliate of the Issuer and has capital surplus of at least $10,000,000.

     (b) On the Closing Date, the Issuer shall cause the transfer of the Underlying Securities to the Custodian to be held in the Custodial Account for the benefit of the Indenture Trustee in accordance with the terms of this Indenture. Each time that (the Swap Counterparty) shall direct the acquisition of any Eligible Investment, the Administrator shall, if such Eligible Investment has not already been transferred to the Custodial Account, cause the transfer of such Eligible Investment to the Custodian to be held in the Custodial Account for the benefit of the Indenture Trustee in accordance with the terms of this Indenture. The security interest of the Indenture Trustee in the funds or other property utilized in connection with such acquisition shall, immediately and without further action on the part of the Indenture Trustee, be released. The security interest of the Indenture Trustee shall nevertheless come into existence and continue in the Eligible Investment so acquired, including all rights of the Issuer in and to any contracts related to and proceeds of such Eligible Investment. Underlying Securities and Eligible Investments acquired by or on behalf of the Issuer shall be transferred to the Custodian for the benefit of the Indenture Trustee as follows:

          (i)  in the case  of each Certificated  Security or Instrument,  by
     (A) causing the delivery of such Certificated Security or Instrument to the Custodian registered in the name of the Custodian or its affiliated nominee or endorsed to the Custodian or in blank, (B) causing the Custodian to continuously identify on its books and records that such Certificated Security or Instrument is credited to the securities account of the Indenture Trustee, (C) causing the Custodian to send a confirmation to the Indenture Trustee that such Certificated Security is credited to the securities account of the Indenture Trustee and, in the case of an Instrument, acknowledge that it is holding such Instrument, for the account of the Indenture Trustee, and (D) causing the Custodian to maintain continuous possession of such Certificated Security or Instrument in the State of New York;

          (ii) in the case of each Uncertificated Security, by (A) causing such Uncertificated Security to be continuously registered on the books of the issuer thereof to the Custodian or its affiliated nominee, (B) causing the Custodian to continuously identify on its books and records that such Uncertificated Security is credited to the securities account of the Indenture Trustee, and (C) causing the Custodian to send a confirmation to the Indenture Trustee that such Uncertificated Security is credited to the securities account of the Indenture Trustee;

          (iii) in the case of each Clearing Corporation Security, by causing (A) the relevant Clearing Corporation to make appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of the Bank at such Clearing Corporation by the amount of such Clearing Corporation Security, (B) the Bank to continuously identify on its books and records that such Clearing Corporation Security is credited to the securities account of the Custodian and send a confirmation to the Custodian that such Clearing Corporation Security is credited to the securities account of the Custodian, (C) the Custodian to continuously identify on its books and records that such Clearing Corporation Security is being credited to the securities account of the Indenture Trustee, (D) the Custodian to send a confirmation to the Indenture Trustee that such Clearing Corporation Security is credited to the securities account of the Indenture Trustee and (E) such Clearing Corporation Security to be
     (1) for an Uncertificated Security or a Certificated Security in registered form, continuously registered to the Clearing Corporation or its Clearing Corporation Custodian or the nominee of either subject to the exclusive control of such Clearing Corporation or, in the case of an Uncertificated Security, in bearer form or endorsed in blank by an appropriate person and, in the case of a Certificated Security, continuously maintained in the State of New York in the possession of such Clearing Corporation or its Clearing Corporation Custodian or the nominee of either subject to the exclusive control of such Clearing Corporation and (2) in any case, continuously identified on the books and records of such Clearing Corporation as being credited to the sole and exclusive securities account of the Bank;

          (iv) in the case of each Government Security, by causing (A) the creation of a Security Entitlement to such Government Security in favor of the Indenture Trustee when the Custodian indicates by book entry that such Government Security has been credited to the Securities Account maintained by the Custodian as Securities Intermediary for the Indenture Trustee and (B) such Securities Intermediary to continuously identify such Government Security credited to the securities account of the Indenture Trustee as Entitlement Holder (as defined in Revised
     Article 8);

          (v) in the case of any Custodial Account which constitutes a "deposit account" under the UCC, by causing the Custodian to continuously identify in its books that in the Custodian Account is being held in the name of the Issuer and the Indenture Trustee and that the Custodian Account has been pledged to the Indenture Trustee pursuant to the granting clause herein and, except as may be expressly provided herein to the contrary, relinquishing dominion and control over such account to the Indenture Trustee.

     (c) (The Indenture Trustee shall hold the Swap Agreement in the State of New York.)

     (d) Without limiting the foregoing, the Issuer and the Indenture Trustee agree, and the Indenture Trustee will cause the Custodian and the Bank, to take such different or additional action as the Indenture Trustee may reasonably request in order to maintain the perfection and priority of the security interest of the Indenture Trustee in the event of any change in applicable law or regulation, including without limitation Articles 8 and 9 of the UCC and the Book-Entry Regulations.


                                  ARTICLE IV

              The Notes; Satisfaction and Discharge of Indenture
              --------------------------------------------------

     Section 4.01.  The Notes.  The aggregate Denominations of all Notes
                    ---------
issued as of the Closing Date shall be $(________). Beneficial Owners will hold interests in the Global Notes through the book-entry facilities of the Depository in minimum Denominations of ($100,000) and integral multiples of $1,000 in excess thereof.

     The Notes shall be issued initially in the form of one or more permanent Global Notes in definitive, fully registered form without interest coupons with the applicable legend set forth in Exhibit A hereto, respectively, added to the form of such Notes (each, a "Global Note"), which shall be deposited on behalf of the subscribers for such Notes represented thereby with the Indenture Trustee as custodian for the Depository and registered in the name of a nominee of the Depository, duly executed by the Owner Trustee and authenticated by the Indenture Trustee as hereinafter provided. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Indenture Trustee or the Depository or its nominee, as the case may be, as hereinafter provided.

     The Indenture Trustee may for all purposes (including the making of payments due on the Global Notes) deal with the Depository as the authorized representative of the Beneficial Owners with respect to the Global Notes for the purposes of exercising the rights of Noteholders hereunder. Except as provided in the next succeeding paragraph of this Section 4.01, the rights of Beneficial Owners with respect to the Global Notes shall be limited to those established by law and agreements between such Beneficial Owners and the Depository and Depository Participants. Except as provided in Section 4.08, Beneficial Owners shall not be entitled to definitive notes for the Global Notes as to which they are the Beneficial Owners. Requests and directions from, and votes of, the Depository as Noteholder shall not be deemed inconsistent if they are made with respect to different Beneficial Owners. Notwithstanding Section 316(c) of the TIA, the Indenture Trustee may
establish a reasonable record date in connection with solicitations of consents from or voting by Noteholders and give notice to the Depository of such record date. Without the consent of the Issuer and the Indenture Trustee, no Global Note may be transferred by the Depository except to a successor Depository that agrees to hold such Global Note for the account of the Beneficial Owners.

     In the event the Depository Trust Company resigns or is removed as Depository, the Administrator may appoint a successor Depository. If no successor Depository has been appointed within 30 days of the effective date of the Depository's resignation or removal, each Beneficial Owner shall be entitled to certificates representing the Global Note it beneficially owns in the manner prescribed in Section 4.08.

     The Notes shall, on original issue, be executed on behalf of the Trust by the Owner Trustee, not in its individual capacity but solely as Owner Trustee, authenticated by the Indenture Trustee and delivered by the Indenture Trustee to or upon the order of the Issuer upon receipt by the Indenture Trustee of the Underlying Securities.

     Section 4.02.  Registration of and Limitations on Transfer and Exchange
                    --------------------------------------------------------
of Notes.  The Note Registrar shall cause to be kept at its Corporate Trust
--------
Office a note register in which, subject to such reasonable regulations as it may prescribe, the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes as herein provided (the "Note Register").

     Subject to the restrictions and limitations set forth below, upon surrender for registration of transfer of any Note of any Class at the Corporate Trust Office, the Indenture Trustee shall execute and the Note Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of such Class in authorized Denominations evidencing the same aggregate Percentage Interests.

     At the option of the Noteholders, Notes of any Class may be exchanged for other Notes of such Class in authorized Denominations evidencing the same aggregate Percentage Interests upon surrender of the Notes of such Class to be exchanged at the Corporate Trust Office of the Note Registrar. Whenever any Notes of any Class are so surrendered for exchange, the Owner Trustee on behalf of the Issuer shall execute and the Indenture Trustee shall authenticate and deliver the Notes of such Class which the Noteholder making the exchange is entitled to receive. Each Note presented or surrendered for registration of transfer or exchange shall (if so required by the Note Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form reasonably satisfactory to the Note Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing. Notes delivered upon any such transfer or exchange will evidence the same Class and the same obligations, and will be entitled to the same rights and privileges, as the Notes surrendered.

     No service charge shall be made for any registration of transfer or exchange of Notes, but the Note Registrar shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

     All Notes surrendered for registration of transfer and exchange shall be cancelled by the Note Registrar and delivered to the Indenture Trustee for subsequent destruction without liability on the part of either.

     Section 4.03.  Mutilated, Destroyed, Lost or Stolen Notes.  If (i) any
                    ------------------------------------------
mutilated Note is surrendered to the Note Registrar, or the Note Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer, the Note Registrar and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a bona fide purchaser, and provided that the requirements of
Section 8-405 of the UCC are met, the Owner Trustee, on behalf of the Issuer, shall execute, and the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of the same Class and like tenor (including the same date of issuance) and equal principal amount, provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original
Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer, the Note Registrar and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer, the Note Registrar or the Indenture Trustee in connection therewith.

     Upon the issuance of any replacement Note under this Section 4.03, the Indenture Trustee may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee or the Note Registrar) connected therewith.

     Every replacement Note issued pursuant to this Section 4.03 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

     The provisions of this Section 4.03 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

     Section 4.04.  Persons Deemed Owners.  Prior to due presentment for
                    ---------------------
registration of transfer of any Note, the Issuer, the Indenture Trustee, the Note Registrar and any agent of the Issuer, the Note Registrar or the Inden-ture Trustee shall treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuer, the Indenture Trustee, the Note Registrar nor any agent of the Issuer, the Note Registrar or the Indenture Trustee shall be affected by notice to the contrary.

     Section 4.05.  Cancellation.  All Notes surrendered for payment,
                    ------------
registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 4.05, except as expressly permitted by this Indenture. All cancelled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time.

     Section 4.06.  Book-Entry Notes.  This section shall apply only to
                    ----------------
Global Notes deposited with or on behalf of the Depository.

     The Owner Trustee shall execute, on behalf of the Issuer, and the Indenture Trustee shall authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the nominee of the Depository for such Global Notes and (ii) shall be delivered by the Indenture Trustee to such Depository or pursuant to such Depository's instructions or held by the Indenture Trustee's agent as custodian for the Depository. Such Global Notes shall initially be registered on the Note Register in the name of Cede & Co., the nominee of the initial Depository, and no Beneficial Owner will receive a Definitive Note representing such Beneficial Owner's interest in such Note, except as provided in Section 4.08. Unless and until definitive, fully registered Notes (the "Definitive Notes") have been issued to Beneficial Owners pursuant to Section 4.08:

          (i) the provisions of this Section 4.06 shall be in full force and effect;

         (ii) the Note Registrar and the Indenture Trustee shall be entitled to deal with the Depository for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole holder of the Global Notes, and shall have no obligation to the applicable Note Owners;

        (iii) to the extent that the provisions of this Section 4.06 conflict with any other provisions of this Indenture, the provisions of this Section 4.06 shall control;

         (iv) the rights of Beneficial Owners shall be exercised only through the Depository and shall be limited to those established by law and agreements between such Note Owners and the Depository and/or the Depository Participants pursuant to the Depository Agreement. Unless and until Definitive Notes are issued pursuant to Section 4.08, the initial Depository will make book-entry transfers among the Depository Participants and receive and transmit payments of principal of and interest on the Global Notes to such Depository Participants; and

          (v) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Global Notes evidencing a specified percentage of the Outstanding Amount of the Notes, the Depository shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Beneficial Owners and/or Depository Participants owning or representing, respectively, such required percentage of the beneficial interest in the Global Notes and has delivered such instructions to the Indenture Trustee.

     Section 4.07.  Notices to Depository.  Whenever a notice or other
                    ---------------------
communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to Beneficial Owners pursuant to Section 4.08, the Indenture Trustee shall give all such notices and communications specified herein to be given to Holders of the Global Notes to the Depository, and shall have no obligation to the Beneficial Owners.

     Section 4.08.  Definitive Notes.  If (i) the Administrator advises the
                    ----------------
Indenture Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Global Notes and the Administrator is unable to locate a qualified successor or (ii) the Administrator at its option advises the Indenture Trustee in writing that it elects to terminate the book-entry system of registration through the Depository, then the Depository will be expected to notify all Beneficial Owners of the availability of Definitive Notes to Beneficial Owners requesting the same. Upon surrender to the Indenture Trustee of the typewritten Notes representing the Book-Entry Notes by the Depository, accompanied by re-registration instructions, the Owner Trustee, on behalf of the Issuer, shall execute and the Indenture Trustee shall authenticate the Definitive Notes in accordance with the instructions of the Depository. None of the Issuer, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Indenture Trustee shall recognize the Holders of the Definitive Notes as Noteholders.

     Section 4.09.  Tax Treatment.  The Issuer has entered into this
                    -------------
Indenture, and the Notes will be issued, with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness. The Issuer, by entering into this Indenture, and each Noteholder, by its acceptance of its Note (and each Beneficial Owner by its acceptance of an interest in the applicable Book-Entry Note), agree to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness.

     Section 4.10.  Satisfaction and Discharge of Indenture.   This Indenture
                    ---------------------------------------
shall cease to be of further effect, as set forth in Section 8.04, with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes,
(iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) Sections 3.03, 3.04, 3.06, 3.10, 3.11, 3.12, 3.13 and
3.15, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.07 and the obligations of the Indenture Trustee under Section 4.11) and (vi) the rights of Noteholders (and the Swap Counterparty) as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when

          (A)  either

          (1) all Notes theretofore authenticated and delivered (other than Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 4.03) have been delivered to the Indenture Trustee for cancellation; or

          (2) all Notes not theretofore delivered to the Indenture Trustee for cancellation

               (a)  have become due and payable, or

               (b) will become due and payable at the Class (A-1) Scheduled Final Payment Date (in the case of the Class (A-1) Notes) (or the Class (A-2) Scheduled Final Payment Date (in the case of the Class (A-2) Notes), in either case within one year, and the Issuer, in the case of (a) or (b) above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Indenture Trustee for cancellation when due on the Class (A-1) Scheduled Final Payment Date (in the case of the Class (A-1) Notes) (or the Class (A-2) Scheduled Final Payment Date (in the case of the Class (A-2) Notes));

          (B) (the Issuer has paid or caused to be paid all amounts due or which may become due by the Issuer to the Swap Counterparty under the Swap Agreement);

          (C) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

          (D) in the case of a deposit made in connection with Section 4.10(A)(2)(b) above, the Indenture Trustee shall have received an Opinion of Counsel and (if required by the TIA, the Indenture Trustee (or the Swap Counterparty)) a certificate from a firm of Independent certified public accountants, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with and such Opinion of Counsel shall further be to the effect that such deposit will not have any material adverse tax consequences to the Issuer, any Noteholders, any Certificateholders (or the Swap Counterparty).

     Section 4.11.  Application of Trust Money.  All moneys deposited with
                    --------------------------
the Indenture Trustee pursuant to Section 4.10 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes(, the Swap Agreement) and this Indenture, to the payment, either directly or through any Administrator, as the Indenture Trustee may determine, to (the Swap Counterparty and) the Holders of the particular Notes for the payment or redemption of which such moneys have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal and interest.

     Section 4.12.  Repayment of Moneys Held by Administrator.   In
                    -----------------------------------------
connection with the satisfaction and discharge of this Indenture with respect to the Notes (and the Swap Agreement), all moneys then held by any Administrator other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes (and the Swap Agreement) shall be paid to the Indenture Trustee to be held and applied according to Section 3.05 and thereupon such Administrator shall be released from all further liability with respect to such moneys.


                                  ARTICLE V

                                   Remedies
                                   --------

     Section 5.01.  Events of Default.  "Event of Default" shall have the
                    -----------------
meaning given to such term in Article I.

     Section 5.02.  Collection of Indebtedness and Suits for Enforcement by
                    -------------------------------------------------------
Indenture Trustee.  (a)  The Issuer covenants that if (i) default is made in
-----------------
the payment of any interest on any Note when the same becomes due and payable, and such default continues for a period of five days, (ii) default is made in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable or (iii) (default is made in the payment of amounts due by the Issuer under the Swap Agreement), the Issuer will, upon demand of the Indenture Trustee, pay to it, for the benefit of the Holders of the Notes (and the Swap Counterparty), the whole amount then due and payable on such Notes for principal and interest, with interest upon the overdue principal, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest, at the rate borne by such Notes (and the whole amount then due and payable under the Swap Agreement).

     (b) In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer upon such Notes (or in respect of the Swap Agreement) and collect in the manner provided by law out of the property of the Issuer upon such Notes (or in respect of the Swap Agreement), wherever situated, the moneys adjudged or decreed to be payable; (provided, however, that, notwithstanding Section 316(a)(1) of the TIA (which provisions of the TIA are hereby expressly excluded), if the Swap Counterparty has given instructions to the Indenture Trustee with respect to such proceedings, remedies or actions and no Swap Default as to which the Swap Counterparty is the defaulting party or Swap Termination Event as to which the Swap Counterparty is the sole Affected Party shall have occurred, the Indenture Trustee shall follow such instructions).

     (c) If the Notes are due and payable following an Event of Default with respect thereto, the Indenture Trustee, as more particularly provided in
Section 5.03, in its discretion, may proceed to protect and enforce its rights and the rights of the Noteholders (and the Swap Counterparty), by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law, including any remedy provided in any Underlying Agreement to a holder of the Underlying Securities; (provided, however, that, notwithstanding Section 316(a)(1) of the TIA (which provisions of the TIA are hereby expressly excluded), if the Swap Counterparty has given instructions to the Indenture Trustee with respect to such proceedings, remedies or actions and no Swap Default as to which the Swap Counterparty is the defaulting party or Swap Termination Event as to which the Swap Counterparty is the sole Affected Party shall have occurred, the Indenture Trustee shall follow such instructions).

     (d) In case there shall be pending, relative to the Issuer or any other obligor upon the Notes (or in respect of the Swap Agreement) or any Person having or claiming an ownership interest in the Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes (or in respect of the Swap Agreement), or to the creditors or property of the Issuer, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

          (i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes (or in respect of the Swap Agreement) and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith) (of the Swap Counterparty) and of the Noteholders allowed in such Proceedings;

         (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes (and the Swap Counterparty) in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

        (iii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders (and the Swap Counterparty) and of the Indenture Trustee on their behalf; and

         (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee, (the Swap Counterparty) or the Holders of Notes allowed in any judicial proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders (and by the Swap Counterparty) to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders (or the Swap Counterparty), as applicable, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture
Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith.

     (e) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder (or on behalf of the Swap Counterparty) any plan of reorganization, arrangement, adjustment or composition affecting the Notes, the rights of any Holder thereof (or the Swap Counterparty) or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder (or the Swap Counterparty) in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

     (f) All rights of action and of asserting claims under this Indenture, under any of the Notes (or under the Swap Agreement), may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes (and the Swap Counterparty).

     (g) In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Holders of the Notes (and the Swap Counterparty), and it shall not be necessary to make any Noteholder (or the Swap Counterparty) a party to any such Proceedings.

     Section 5.03.  Remedies.  If an Event of Default shall have occurred and
                    --------
be continuing, the Indenture Trustee may do one or more of the following:

          (i) liquidate the Underlying Securities and Eligible Investments, if any, as provided in Section 5.16 hereof;

         (ii) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer upon such Notes (or in respect of the Swap Agreement) moneys adjudged due;

        (iii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

         (iv) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee, (the Swap Counterparty and) the Holders of the Notes;

          (v) sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

         (vi) institute Proceedings in its own name and as trustee of an express trust and take any other appropriate action to protect and enforce the rights and remedies of the Issuer (under the Swap Agreement); and

        (vii) maintain possession of the Underlying Securities and continue to apply collections on the Underlying Securities in accordance with the provisions of this Indenture;

provided, however that the Indenture Trustee shall not take the actions described in Subsections (i) or (v) above unless the principal of all Notes then Outstanding has become due and payable immediately under Section 3.05(c) of this Indenture. (Immediately after the occurrence of an Event of Default described in clause (vi) of the definition of "Event of Default", the Indenture Trustee shall liquidate the Underlying Securities and Eligible Investments, if any.)

     (Section 5.04. Enforcement of Swap Agreement.  Notwithstanding any other
                    -----------------------------
provision of this Indenture requiring the consent of the Swap Counterparty or directing the Trustee to follow the instructions of the Swap Counterparty, if a Swap Default or a Swap Termination Event shall occur, the Indenture Trustee may, in its discretion, and shall, if directed by the Holders of at least a majority of the Outstanding Amount of the Notes, proceed to protect and enforce the rights of the Issuer under the Swap Agreement by such appropriate Proceedings as the Indenture Trustee shall deem most effective or as the Holders of at least a majority of the Outstanding Amount of the Notes shall direct, without regard to any instructions of the Swap Counterparty.)

     (Section 5.05. Modification and Amendment of Swap Agreement.  (a) The
                    --------------------------------------------
Swap Agreement may be amended by the Owner Trustee and the Swap Counterparty without notice to or consent of the Noteholders (i) to cure any ambiguity or mistake, (ii) to correct any defective provisions or to correct or supplement any provisions therein which may be inconsistent with any other provisions therein or (iii) to add any other provisions with respect to matters or questions arising under such Swap Agreement, provided that any such amendment pursuant to clause (iii) above shall not adversely affect in any material respect the interests of any Noteholders, as evidenced by an Opinion of Counsel. Any such amendment pursuant to clause (iii) of the preceding sentence shall be deemed not to adversely affect in any material respect the interests of any Noteholder if the Owner Trustee receives written confirmation from each Rating Agency rating the Notes that such amendment will not cause such Rating Agency to reduce the then current rating thereof.

     (b) The Swap Agreement may also be amended by the Owner Trustee and the Swap Counterparty with the consent of (i) the holders possessing not less than a majority of the aggregate outstanding principal amount of the Notes and (ii) the holders possessing not less than a majority of the aggregate outstanding principal amount of the Notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Swap Agreement.)

     Section 5.06.  Limitation of Suits and Liability.  (a) No Holder of any
                    ---------------------------------
Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

          (i) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

         (ii) the Holders of not less than 25% of the Outstanding Amount of the Notes have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

        (iii) such Holder or Holders have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request satisfactory to the Indenture Trustee;

         (iv) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and

          (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority of the Outstanding Amount of the Notes.

It is understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes (or the Swap Counterparty) or to obtain or to seek to obtain priority or preference over any other Holders (or the Swap Counterparty) or to enforce any right under this Indenture, except in the manner herein provided.

     In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes, each representing less than a majority of the Outstanding Amount of the Notes, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture; (provided, however, that, notwithstanding Section 316(a)(1) of the TIA (which provisions of the TIA are hereby expressly excluded), if the Swap Counterparty has given instructions to the Indenture Trustee with respect to any such determination and no Swap Default as to which the Swap Counterparty is the defaulting party or Swap Termination Event as to which the Swap Counterparty is the sole Affected Party shall have occurred, the Indenture Trustee shall follow such instructions).

     (b) With respect to the Issuer, neither the Indenture Trustee nor the Owner Trustee in their capacities as trustees, nor any holder of a Certificate representing an ownership interest in the Issuer, nor the Administrator nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Issuer contained in this Indenture.

     Section 5.07.  Unconditional Rights of Noteholders To Receive Principal
                    --------------------------------------------------------
and Interest.  Notwithstanding any other provisions in this Indenture, the
------------
Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

     Section 5.08.  Restoration of Rights and Remedies.  If the Indenture
                    ----------------------------------
Trustee, (the Swap Counterparty) or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee, (to the Swap Counterparty), or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee, (the Swap Counterparty) and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee, (the Swap Counterparty) and the Noteholders shall continue as though no such Proceeding had been instituted.

     Section 5.09.  Rights and Remedies Cumulative.  No right or remedy
                    ------------------------------
herein conferred upon or reserved to the Indenture Trustee(, the Swap Counterparty) or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     Section 5.10.  Delay or Omission Not a Waiver.  No delay or omission of
                    ------------------------------
the Indenture Trustee(, the Swap Counterparty) or any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee(, the Swap Counterparty) or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee(, the Swap Counterparty) or by the Noteholders, as the case may be.

     Section 5.11.  Control by Noteholders.  (Notwithstanding Section 316(a)
                    ----------------------
of the TIA (which provisions of the TIA are hereby expressly excluded), if a Swap Default as to which the Swap Counterparty is the defaulting party or a Swap Termination Event as to which the Swap Counterparty is the sole Affected Party shall have occurred,) the Holders of a majority of the Outstanding Amount of each Class of the Notes shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to such Notes or exercising any trust or power conferred on the Indenture Trustee; provided that:

          (i) such direction shall not be in conflict with any rule of law or with this Indenture (or the Swap Agreement); and

         (ii) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction.

Notwithstanding the rights of Noteholders set forth in this Section, subject to Section 6.01, the Indenture Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Noteholders not consenting to such action.

     Section 5.12.  Waiver of Past Defaults.   Prior to the declaration of
                    -----------------------
the acceleration of the maturity of the Notes, the Holders of Notes of not less than a majority of the Outstanding Amount of the Notes may, (with the prior written consent of the Swap Counterparty (notwithstanding Section 316(a)(1) of the TIA (which provisions of the TIA are hereby expressly excluded))), waive any past Event of Default and its consequences except an Event of Default (a) with respect to payment of principal of or interest on any of the Notes, (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Note or (c) specified in paragraph (vi) of the definition thereof. In the case of any such waiver, the Issuer, the Indenture Trustee, (the Swap Counterparty) and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

     Upon any such waiver, any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

     Section 5.13.  Undertaking for Costs.   All parties to this Indenture
                    ---------------------
agree, and each Holder of any Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to (a) any suit instituted by the Indenture Trustee, (b) (any suit instituted by the Swap Counterparty), (c) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the Outstanding Amount of the Notes or (d) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture.

     Section 5.14.  Waiver of Stay or Extension Laws.  The Issuer covenants
                    --------------------------------
(to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     Section 5.15.  Action on Notes.  The Indenture Trustee's right to seek
                    ---------------
and recover judgment on the Notes, (in respect of the Swap Agreement) or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee, (the Swap Counterparty) or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 3.05(d).

     Section 5.16.  Sale of Underlying Securities.  Any liquidation of the
                    -----------------------------
Underlying Securities and Eligible Investments, if any, by the Indenture Trustee shall be conducted by the Indenture Trustee in accordance with the Sale Procedures and shall occur as soon as practicable in the case of any acceleration of the principal of the Notes. (Specify any restrictions on sales) The settlement of the liquidation will occur no earlier than the second and no later than the first Business Day prior to the date set for prepayment (or the Early Termination Date of the Swap Agreement, as applicable). "Sale Procedures" means that the Indenture Trustee on behalf of the Issuer will (i) sell the Underlying Securities and Eligible Investments (other than Eligible Investments described in clause (ii) below) to the highest bidder of not less than three solicited bidders for such Underlying Securities or Eligible Investments and (ii) redeem all Eligible Investments that are redeemable at the holder's option by exercising such option for settlement no earlier than the second and no later than the first Business Day prior to the date set for prepayment (or the Early Termination Date of the Swap Agreement, as applicable). The bidders may include the Depositor (or the Swap Counterparty) or affiliates thereof; provided, however, that neither the Depositor (nor the Swap Counterparty), nor any of (their) affiliates, is obligated to bid, and bidders need not be limited to recognized broker dealers.


                                  ARTICLE VI

                            The Indenture Trustee
                            ---------------------

     Section 6.01.  Duties of Indenture Trustee.  (a)  If an Event of Default
                    ---------------------------
has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     (b)  Except during the continuance of an Event of Default:

          (i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

         (ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; however, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (i) this paragraph does not limit the effect of paragraph (b) of this Section 6.01;

         (ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

        (iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.10.

     (d) Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to paragraphs (a), (b) and (c) of this Section 6.01.

     (e) The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

     (f) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

     Section 6.02.  Rights of Indenture Trustee.  (a)  The Indenture Trustee
                    ---------------------------
may rely on any document believed by it to be genuine and to have been signed
or  presented  by  the  proper  person.    The  Indenture  Trustee  need  not
investigate any fact or matter stated in the document.

     (b) Before the Indenture Trustee acts or refrains from acting, it may require an Opinion of Counsel. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on Opinion of Counsel.

     (c) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

     (d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee's conduct does not constitute willful misconduct, negligence or bad faith.

     (e) The Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

     Section 6.03.  Individual Rights of Indenture Trustee.  The Indenture
                    --------------------------------------
Trustee in  its individual  or any  other capacity  may become  the owner  or pledgee of Notes and, subject to Sections 310(b) and 311 of the TIA, may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Administrator, Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Section 6.11.

     Section 6.04.  Indenture Trustee's Disclaimer.  The Indenture Trustee
                    ------------------------------
shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee's certificate of authentication.

     Unless the Bank is the Administrator, the Indenture Trustee shall not be deemed to have notice or knowledge of any Event of Default (other than as described in clauses (i) and (ii) of the definition thereof) unless a Responsible Officer assigned to and working in the Corporate Trust Department has actual knowledge or has received written notice thereof.

     The Indenture Trustee shall not be responsible for any errors or omissions contained in the Underlying Securities Distribution Date Statements or for any errors or omissions in the statements furnished to any Noteholder pursuant to Section 3.22 to the extent such error or omission results from information contained in or omitted from the Underlying Securities Distribution Date Statement.

     Section 6.05.  Notice of Event of Default.  If an Event of Default
                    --------------------------
occurs and is continuing and if it is known to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall mail to each Noteholder (and the Swap Counterparty) notice of the Event of Default within five days after it obtains written notice thereof. Except in the case of an Event of Default in payment of principal of or interest on any Note (including payments pursuant to the mandatory redemption provisions of such Note), the Indenture Trustee may withhold the notice from the Noteholders if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.

     Section 6.06.  Reports by Indenture Trustee to Holders.   The Indenture
                    ---------------------------------------
Trustee shall deliver to each Noteholder such information as may be required to enable such holder to prepare its federal and state income tax returns consistent with the tax characterization set forth in Section 4.09 hereof.

     Section 6.07.  Compensation and Indemnity.  (a) The Indenture Trustee
                    --------------------------
shall receive from the Depositor or the Issuer as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Depositor and the Indenture Trustee (the "Initial Indenture Trustee Fee"). The Indenture Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Indenture Trustee hereby acknowledges receipt of its Initial Indenture Trustee Fee as its entire remuneration for its services as trustee under this Trust Indenture and receipt of all of its ordinary expenses to be incurred in acting as trustee under this Trust Indenture. (After the execution of this Trust Indenture, the Issuer shall only be obligated to indemnify the Indenture Trustee for those expenses of the Indenture Trustee that constitute Extraordinary Expenses and only in accordance with the Priority of Payments in Section 3.05(d)).

     (b) If the Indenture Trustee shall serve, by reason of its resigning its appointment under this Trust Indenture, for less than the period in respect of which its Initial Indenture Trustee Fee has been paid, its Initial Indenture Trustee Fee shall be pro-rated as agreed in a letter of even date.

     (c) Nothing contained in this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of any right, power, authority or discretion hereunder if it has reasonable grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

     (d) Neither the Issuer nor the Administrator need reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee's own willful misconduct, negligence or bad faith.

     Section 6.08.  Replacement of Indenture Trustee.  No resignation or
                    --------------------------------
removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.08. The Indenture Trustee may resign at any time by so notifying the Issuer. The Holders of a majority in Outstanding Amount of the Notes (or the Swap Counterparty) may remove the Indenture Trustee by so notifying the Indenture Trustee (and, in the case of such a removal by the Holders, the Swap Counterparty, and the Swap Counterparty or the Holders of a majority in Outstanding Amount of the Notes with the prior consent of the Swap Counterparty) may appoint a successor Indenture Trustee. The Administrator shall remove the Indenture Trustee if:

          (i)  the Indenture Trustee fails to comply with Section 6.11;

         (ii)  the Indenture Trustee is adjudged a bankrupt or insolvent;

        (iii) a receiver or other public officer takes charge of the Indenture Trustee or its property; or

         (iv)  the Indenture Trustee otherwise becomes incapable of acting.

     If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), (the Swap Counterparty or) the Administrator ((with the prior consent of the Swap Counterparty),) may appoint a successor Indenture Trustee.

     A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee (and the Swap Counterparty). Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to Noteholders and the Rating Agencies. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

     If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer, (the Swap Counterparty) or the Holders of a majority in Outstanding Amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

     If the Indenture Trustee fails to comply with Section 6.11, any Noteholder (or the Swap Counterparty) may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

     Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the Issuer's obligations under Section 6.07 shall continue for the benefit of the retiring Indenture Trustee.

     Section 6.09.  Successor Indenture Trustee by Merger.  If the Indenture
                    -------------------------------------
Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee; provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11. The Indenture Trustee shall provide the Rating Agencies (and the Swap Counterparty) prior written notice of any such transaction.

     In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

     Section 6.10.  Appointment of Co-Indenture Trustee or Separate Indenture
                    ---------------------------------------------------------
Trustee.  (a)  Notwithstanding any other provisions of this Indenture, at any
-------
time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located, the Indenture Trustee shall have the power and may, (with the prior consent of the Swap Counterparty) execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders (and the Swap Counterparty), such title to the Trust Estate, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under
Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.08 hereof.

     (b)  Every   separate  trustee  and  co-trustee  shall,  to  the  extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

         (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

        (iii) the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

     (c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

     (d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     Section 6.11.  Eligibility; Disqualification.  The Indenture Trustee
                    -----------------------------
shall at all times satisfy the requirements of TIA Section 310(a). The Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and it or its parent shall have a long-term debt rating of (____) or better by (_____) and (___) or better by (_____). The Indenture Trustee shall comply with TIA Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9); provided, however, that there shall be excluded from the operation of TIA
Section 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

     Section 6.12.  Preferential Collection of Claims Against Issuer.   The
                    ------------------------------------------------
Indenture Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

     Section 6.13.  Representation and Warranty.  The Indenture Trustee
                    ---------------------------
represents and warrants to the Issuer (and the Swap Counterparty), for the benefit of the Noteholders, that this Indenture has been executed and delivered by one of its Responsible Officers who is duly authorized to execute and deliver such document in such capacity on its behalf.

     Section 6.14.  Directions to Indenture Trustee.  The Issuer hereby
                    -------------------------------
directs the Indenture Trustee:

     (a) to accept assignment of the Underlying Securities and hold the assets of the Issuer in trust for the Noteholders, the Certificateholders (and the Swap Counterparty), as their interests appear herein;

     (b) to issue, authenticate and deliver the Notes substantially in the form prescribed by Exhibit A in accordance with the terms of this Indenture; and

     (c) to take all other actions as shall be required to be taken by the terms of this Indenture.


                                 ARTICLE VII

                        Noteholders' Lists and Reports
                        ------------------------------

     Section 7.01.  Issuer To Furnish Indenture Trustee Names and Addresses
                    -------------------------------------------------------
of Noteholders.  The Note Registrar will furnish or cause to be furnished
--------------
to the Indenture  Trustee (a) not more  than five days  after the earlier  of
(i) each Record Date and (ii) three months after the last Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders of Notes as of such Record Date, (b) at such other times as the Indenture Trustee may request in writing, within 30 days after receipt by the Note Registrar of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished to the Indenture Trustee.

     Section 7.02.  Preservation of Information; Communications to
                    ----------------------------------------------
Noteholders.  (a) The Indenture Trustee shall preserve, in as current
-----------
a form as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 and the names and addresses of Holders of Notes received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such
Section 7.01 upon receipt of a new list so furnished.

     (b) Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes.

     (c) The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA Section 312(c).

     Section 7.03.  Reports by Issuer.  (a) The Issuer shall:
                    -----------------

          (i) file with the Indenture Trustee, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

          (ii) file with the Indenture Trustee and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

          (iii) supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Noteholders described in TIA
     Section 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 7.03(a) and by rules and regulations prescribed from time to time by the Commission.

     (b) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

     Section 7.04.  Reports by Indenture Trustee.  If required by TIA
                    ----------------------------
Section 313(a),  within  60 days  after  each  (____________)  beginning with
(____________), the Indenture Trustee shall mail to each Noteholder as required by TIA Section 313(c) a brief report dated as of such date that complies with TIA Section 313(a). The Indenture Trustee also shall comply with TIA Section 313(b).

     A copy of each report at the time of its mailing to Noteholders shall be filed by the Indenture Trustee with the Commission and each stock exchange, if any, on which the Notes are listed. The Issuer shall notify the Indenture Trustee if and when the Notes are listed on any stock exchange.


                                 ARTICLE VIII

                     Accounts, Disbursements and Releases
                     ------------------------------------

     Section 8.01.  Collection of Money.  Except as otherwise expressly
                    -------------------
provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

     Section 8.02.  Trust Accounts.  (a)  On or prior to the Closing Date,
                    --------------
the Indenture Trustee shall establish and maintain, in the name of the Issuer, for the benefit of the Noteholders, the Certificateholders (and the Swap Counterparty), as their interests appear herein, the Collection Account as provided in Section 3.01 of this Indenture.

     (b) The Indenture Trustee shall deposit all distributions of interest and principal that it receives on the Underlying Securities, (and any amounts received under the Swap Agreement), into the Collection Account. On each Payment Date prior to the Scheduled Final Payment Date, the Indenture Trustee shall distribute all amounts received in respect of interest on the Underlying Securities and on the Reinvested Collateral (but excluding accrued interest received on any Eligible Investment to the extent such accrued interest represents interest paid by the Issuer as a portion of the purchase price of such Eligible Investment) (to the Swap Counterparty in accordance with the Swap Agreement).

     Section 8.03.  Opinion of Counsel.  The Indenture Trustee shall receive
                    ------------------
at least seven days written notice when requested by the Issuer to take any action pursuant to Section 8.05(a) and (b), accompanied by copies of any instruments involved, and the Indenture Trustee shall also require, as a condition to such action, an Opinion of Counsel, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Notes (or Swap Counterparty) or the rights of the Noteholders or Certificateholders (or Swap Counterparty) in contravention of the provisions of this Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Trust Estate. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

     Section 8.04.  Termination Upon Distribution to Noteholders(, Swap
                    ---------------------------------------------------
Counterparty) and Indenture Trustee.  This Indenture and the respective
-----------------------------------
obligations and  responsibilities  of the  Issuer and  the Indenture  Trustee
created   hereby  shall  terminate  upon  the  distribution  to  Noteholders,
Certificateholders, (Swap Counterparty) and the Indenture Trustee of all amounts required to be distributed pursuant to Article III.

     Section 8.05.  Release of Trust Estate.  (a)  Subject to the payment of
                    -----------------------
its fees and expenses, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in Article IV hereunder shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent, or see to the application of any moneys.

     (b) The Indenture Trustee shall, at such time as there are no Notes or Certificates Outstanding, all sums due the Indenture Trustee pursuant to this Indenture have been paid, (and all sums due the Swap Counterparty have been paid), release any remaining portion of the Trust Estate that secured the Notes from the lien of this Indenture. The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 8.05 only upon receipt of a request from the Issuer accompanied by an Officers' Certificate, an Opinion of Counsel and (if required by the TIA) Independent Certificates in accordance with TIA Sections 314(c) and 314(d) meeting the applicable requirements of Section 10.01 (and a letter from the President or any Vice President or any Secretary of the Swap Counterparty, if any, stating that the Swap Counterparty has no objection to such request from the Issuer).

     Section 8.06.  Surrender of Notes Upon Final Payment.  By acceptance of
                    -------------------------------------
any Note, the Holder thereof agrees to surrender such Note to the Indenture Trustee promptly, prior to such Noteholder's receipt of the final payment thereon.


                                 ARTICLE IX

                           Supplemental Indentures
                           -----------------------

     Section 9.01.  Supplemental Indentures Without Consent of Noteholders.
                    ------------------------------------------------------
Without the consent of the Holders of any Notes but with prior notice to the Rating Agencies, the Issuer(, the Swap Counterparty) and the Indenture Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof as provided in Section 9.05), in form satisfactory to the Indenture Trustee, for any of the following purposes:

          (i)  to cure any ambiguity or mistake;

          (ii) to correct any defective provisions or to correct or supplement any provision herein or in any supplemental indenture that may be defective or inconsistent with any other provision herein or in any supplemental indenture;

          (iii) to add to the covenants or duties of the Depositor and/or the Administrator herein;

          (iv) to add any other provisions with respect to matters or questions arising under this Indenture, any supplemental indenture or any Enhancement; provided, however, that any such supplemental indenture pursuant to this clause (iv) shall not adversely affect in any material respect the interests of any Noteholders or Certificateholders, as evidenced by an Opinion of Counsel;

          (v)  to comply with any provisions of the Code;

          (vi) to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI; or

          (vii) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA or such other similar federal statute.

     Any supplemental indenture pursuant to clause (iv) above of this Section 9.01, shall be deemed not to adversely affect in any material respect the interests of any Noteholder or Certificateholder if the Indenture Trustee receives an Opinion of Counsel to that effect or a written confirmation from each Rating Agency that such supplemental indenture shall not cause the reduction or withdrawal of the ratings assigned to the Notes or the Certificates, as applicable.

     The Indenture Trustee is  hereby authorized to join in  the execution of
any  such  supplemental   indenture  and  to  make  any  further  appropriate
agreements and stipulations that may be therein contained.

     SECTION 9.02.  Supplemental Indentures with Consent of Noteholders.  The
                    ---------------------------------------------------
Issuer(, the Swap Counterparty) and the Indenture Trustee, also may, with prior notice to the Rating Agencies and with the consent of the Holders of not less than a majority of the Outstanding Amount of the Notes, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes (or the Swap Counterparty) under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

          (i) change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the interest rate thereon, or the redemption price with respect thereto, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Estate to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable;

          (ii) impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof;

          (iii) reduce the percentage of the Outstanding Amount of the Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

          (iv) modify  or  alter   the  provisions  of  the  proviso  to  the
     definition of the term "Outstanding";

          (v) reduce the percentage of the Outstanding Amount of the Notes required to direct the Indenture Trustee to sell or liquidate the Trust Estate pursuant to Section 5.03;

          (vi) modify any provision of this Section 9.02 except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Basic Documents cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby; or

          (vii) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security provided by the lien of this Indenture.

     It shall not be necessary for Noteholders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

     Promptly after the execution by the Issuer(, the Swap Counterparty) and the Indenture Trustee of any supplemental indenture pursuant to this Section 9.02, the Indenture Trustee shall mail to the Holders of the Notes to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

     SECTION 9.03.  Execution of Supplemental Indentures.  In executing, or
                    ------------------------------------
permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.

     SECTION 9.04.  Effect of Supplemental Indenture.  Upon the execution of
                    --------------------------------
any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer(, the Swap Counterparty) and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

     SECTION 9.05.  Conformity with Trust Indenture Act.  Every amendment of
                    -----------------------------------
this  Indenture and  every supplemental indenture  executed pursuant  to this
Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.

     SECTION 9.06.  Reference in Notes to Supplemental Indentures.  Notes
                    ---------------------------------------------
authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.


                                  ARTICLE X

                                Miscellaneous
                                -------------

     Section 10.01.  Compliance Certificates, etc.   (a) Upon any application
                     -----------------------------
or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this
Section 10.01, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate need be furnished.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that each signatory of such certificate has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

     (b) (i) Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 10.01(a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.

          (ii) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuer shall also deliver to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value to the Issuer of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause
(i) above and this clause (ii), is 10% or more of the Outstanding Amount of the Notes, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the Outstanding Amount of the Notes.

          (iii) Whenever any property or securities are to be released from the lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

          (iv) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuer shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property, other than property as contemplated by clause (v) below or securities released from the lien of this Indenture since the commencement of the then-current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10% or more of the Outstanding Amount of the Notes, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the then Outstanding Amount of the Notes.

          (v) Notwithstanding any provision of this Indenture, the Issuer may, without compliance with the requirements of the other provisions of this
Section 10.01, (A) collect, sell or otherwise dispose of the Trust Estate as and to the extent permitted or required by the Basic Documents or (B) make cash payments out of the Collection Account as and to the extent permitted or required by the Basic Documents.

     Section 10.02.  Form of Documents Delivered to Indenture Trustee.  In
                     ------------------------------------------------
any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer or the Administrator, stating that the information with respect to such factual matters is in the possession of the Issuer or the Administrator, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

     Section 10.03.  Acts of Noteholders.  (a)  Any request, demand,
                     -------------------
authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 10.03.

     (b) The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

     (c)  The ownership of Notes shall be proved by the Note Register.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

     Section 10.04.  Notices, etc., to Indenture Trustee, Issuer, (Swap
                     --------------------------------------------------
Counterparty) and Rating Agencies.  Any request, demand, authorization,
---------------------------------
direction, notice, consent or waiver of Noteholders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or act of Noteholders is to be made upon, given or furnished to or filed with:

          (i) the Indenture Trustee by any Noteholder, (by the Swap Counterparty), by a Rating Agency or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at (____________________),
     Attention: (____________________), or

         (ii)  the  Issuer   by  the  Indenture  Trustee  (or   by  the  Swap
     Counterparty), or by any Noteholder shall be sufficient for every purpose hereunder if in writing and mailed first-class, postage prepaid to the Issuer addressed to: (____________________), Attention:
     Corporate Trust Department, or at any other address previously furnished in writing to the Indenture Trustee (and the Swap Counterparty) by the Issuer or the Administrator. The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee, or

          ((iii) the Swap Counterparty by the Indenture Trustee, the Issuer or any Noteholder shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Swap Counterparty at (____________________)).

     Notices required to be given to the Rating Agencies by the Issuer, the Indenture Trustee or the Owner Trustee shall be in writing, personally delivered or mailed by certified mail, return receipt requested, to (i) in the case of (____________) at the following address: (____________________)
and (ii) in the case of (________), at the following address: (_____________ _________); or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

     Section 10.05. Notices to Noteholders; Waiver.  Where this Indenture
                    ------------------------------
provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at his address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

     Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

     In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

     Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute an Event of Default.

     Section 10.06.  Alternate Payment and Notice Provisions.
                     ---------------------------------------
Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Holder of a Note providing for a method of payment, or notice by the Indenture Trustee or any Administrator to such Holder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuer will furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee will cause payments to be made and notices to be given in accordance with such agreements.

     Section 10.07.  Conflict with Trust Indenture Act.  If any provision
                     ---------------------------------
hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

     The provisions of TIA Sections 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

     Section 10.08.  Effect of Headings.  The Article and Section headings
                     ------------------
herein are for convenience only and shall not affect the construction hereof.

     Section 10.09.  Successors and Assigns.  All agreements of the Indenture
                     ----------------------
Trustee in this Indenture shall bind its successors, co-trustees and agents. (The parties hereby expressly agree that the Swap Counterparty may assign its rights hereunder (exclusive of any such rights in Section 3.24 hereof) but not any of its obligations and the assignee of such rights may take action hereunder consistently with the assignment of such rights and the parties agree to be bound by such assignment.)

     Section 10.10.  Separability.  In case any provision in this Indenture
                     ------------
or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 10.11.  Benefits of Indenture.  Nothing in this Indenture or in
                     ---------------------
the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders, and any other party secured hereunder, and any other Person with an ownership interest in any part of the Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture.

     Section 10.12.  Legal Holidays.  In any case where the date on which any
                     --------------
payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

     Section 10.13.  GOVERNING LAW.  THIS INDENTURE SHALL BE CONSTRUED IN
                     -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 10.14.  Counterparts.  This Indenture may be executed in any
                     ------------
number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     Section 10.15.  Recording of Indenture.  If this Indenture is subject
                     ----------------------
to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Indenture Trustee (or the Swap Counterparty) or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders(, the Swap Counterparty) or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

     Section 10.16.  Trust Obligation.  No recourse may be taken, directly
                     ----------------
or indirectly, with respect to the obligations of the Issuer, the Owner Trustee, the Indenture Trustee (or the Swap Counterparty) on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee, the Owner Trustee in its individual capacity (or the Swap Counterparty), any holder of a beneficial interest in the Issuer, the Owner Trustee, the Indenture Trustee (or the Swap Counterparty) or of any successor or assign of the Indenture
Trustee, the Owner Trustee in its individual capacity (or the Swap Counterparty), except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI, VII and VIII of the Trust Agreement.

     (Section 10.17.  Section 316(a)(1) of the TIA.  The provisions of
                      ----------------------------
Section 316(a)(1) of the TIA are expressly excluded.)

     Section 10.18.  No Petition.  The Indenture Trustee (and the Swap
                     -----------
Counterparty), by entering into this Indenture, and each Noteholder, by accepting a Note, hereby covenant and agree that they will not at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the other Basic Documents.


                                  ARTICLE XI

                                  Redemption
                                  ----------

     SECTION 11.01. Redemption.  The outstanding Class A-2 Notes are subject
                    ----------
to redemption by the Indenture Trustee [in whole, but not in part] if (specify events which permit a redemption); provided that the Issuer has available funds sufficient to pay the Redemption Price. The Issuer shall furnish the Rating Agencies notice of such redemption. If the outstanding Class A-2 Notes are to be redeemed pursuant to this Section, the Issuer shall furnish notice of such election to the Indenture Trustee not later than 20 days prior to the Redemption Date and the Issuer shall deposit by 10:00 A.M. New York City time on the Redemption Date with the Indenture Trustee in the Collection Account the Redemption Price of the Class A-2 Notes to be redeemed, whereupon all such Class A-2 Notes shall be due and payable on the Redemption Date upon the furnishing of a notice complying with Section 11.02 to each holder of the Notes.

     SECTION 11.02. Form of Redemption Notice.   Notice of redemption under
                    -------------------------
Section 11.01 shall be given by the Indenture Trustee by first-class mail, postage prepaid, or by facsimile mailed or transmitted not later than 10 days prior to the applicable Redemption Date to each holder of a Note, as of the close of business on the Record Date preceding the applicable Redemption Date, at such holder's address or facsimile number appearing in the Note Register.

     All notices of redemption shall state:

          (i)  the Redemption Date;

          (ii) the Redemption Price; and

          (iii) the place where such Notes are to be surrendered for payment of the Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.02).

Notice of redemption of the Notes shall be given by the Indenture Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any holder of any Note shall not impair or affect the validity of the redemption of any other Note.

     SECTION 11.03. Notes Payable on Redemption Date.   The Notes or portions
                    --------------------------------
thereof to be redeemed  shall, following notice of redemption as  required by
Section 11.02, on the Redemption Date become due and payable at the Redemption Price and (unless the Issuer shall default in the payment of the Redemption Price) no interest shall accrue on the Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the Redemption Price.)

     IN WITNESS WHEREOF, the Issuer, the Indenture Trustee (and the Swap Counterparty) have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                         (__________) TRUST (__________),
                         as Issuer

                         By:  (____________________________),   not  in   its
                              individual  capacity,   but  solely   as  Owner
                              Trustee



                         By:___________________________________
                            Name:
                            Title:


                         (______________________________________),
                         as Indenture Trustee


                         By:____________________________________
                            Name:
                            Title:


                          (______________________________,

                          as Swap Counterparty


                         By:____________________________________
                            Name:
                            Title:)


                          Exhibit A to the Indenture
                          --------------------------

                                (Form of Note)

                            CLASS (A-1)(A-2) NOTE

     Unless this Class (A-1) (A-2) Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange or payment, and any Class (A-1) (A-2) Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     THE PRINCIPAL OF THIS CLASS (A-1) (A-2) NOTE IS SUBJECT TO PREPAYMENT FROM TIME TO TIME WITHOUT SURRENDER OF OR NOTATION ON THIS CLASS (A-1) (A-2) NOTE. ACCORDINGLY, THE UNPAID PRINCIPAL AMOUNT OF THIS CLASS (A-1) (A-2) NOTE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CLASS (A-
1) (A-2) NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL BALANCE BY INQUIRY OF THE INDENTURE TRUSTEE.

     (INTEREST ON AND PRINCIPAL OF THE CLASS (A-1) NOTES AND THE CLASS (A-2) NOTES ARE PAYABLE ON A PRO RATA BASIS.) (THIS CLASS A-2 NOTE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A-1 NOTES AS PROVIDED IN THE INDENTURE)

     THE RIGHTS OF A HOLDER OF THIS CLASS (A-1) (A-2) NOTE ARE SUBJECT TO THE PROVISIONS OF THE WITHIN REFERENCED INDENTURE.


                         (________) TRUST (________)

                     Asset Backed Note, Class (A-1) (A-2)

Registered                                     Principal Amount:  $__________

Class (A-1) (A-2) Note No. __

CUSIP No.



     (____________) Trust (____________), a business trust duly organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to (__________) or registered assigns, in accordance with the terms of an Indenture, dated as of (____________) as supplemented or amended, among the Issuer, (the Swap Counterparty) and (____________________), as indenture trustee (the "Indenture Trustee," which term includes any successor Indenture Trustee under the Indenture), the principal sum of _______________ Dollars ($__________) as herein described, and interest on the unpaid amount hereof in the manner hereinafter described until this Class (A-1) (A-2) Note has been paid in full.

     The Issuer will pay interest on this Class (A-1) (A-2) Note as described in the Indenture on each Payment Date until the principal of this Class (A-1) (A-2) Note is paid or made available for payment, on the principal amount of this Class (A-1) (A-2) Note outstanding on the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment
Date), subject to certain limitations contained in the Indenture. Such principal of and interest on this Class (A-1) (A-2) Note shall be paid in the manner specified on the reverse hereof. Interest on this Class (A-1) (A-2) Note will accrue from the Closing Date at a rate (per annum) equal to (________)%, calculated on the basis of a (360-day year consisting of twelve 30 days months) (the "Note Accrual Rate"). Interest will accrue with respect to each Payment Date during the (____________) period beginning on (____________) (or on the Closing Date in the case of the first Payment Date) and ending on (____________) (each a "Note Interest Accrual Period") and will be payable to (Class (A-1) (A-2)) Noteholders (____________) in arrears on each Payment Date. "Payment Date" means (____________________).

     Under certain circumstances described in the Indenture, interest on the Notes (as defined below) may be deferred. A failure to pay interest due on the Notes on any Payment Date, which failure continues for five Business Days, constitutes an Event of Default (as defined herein) under the Indenture provided that if interest on the Notes is deferred, such deferred interest will not be considered to be "due" for such purposes.

     The principal of and interest on this Class (A-1) (A-2) Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Class (A-1) (A-2) Note shall be applied first to interest due and payable on this Class (A-1) (A-2) Note as provided above and then to the unpaid principal of this Class (A-1) (A-2) Note.

     (Interest on and principal of the Class (A-1) Notes and the Class (A-2) Notes are payable on a pro rata basis.) (This Class A-2 Note is subordinated in right of payment of interest and principal to the Class A-1 Notes as provided in the Indenture.)

     Reference is made to the further provisions of this Class (A-1) (A-2) Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class (A-1) (A-2) Note.

     Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Class (A-1)(A-2) Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed, as of the date set forth below.

Date:  _____________     (____________________) TRUST (________),


                         by (______________________________),


                         not in its individual capacity but solely as Owner Trustee under the Trust Agreement,


                         by ____________________________________
                                   Authorized Signatory



              INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Class (A-1) (A-2) Notes designated above and referred to in the within-mentioned Indenture.

Date:  _____________          (______________________________),  not  in  its
                              individual  capacity  but solely  as  Indenture
                              Trustee,


                              by ________________________________
                                       Authorized Signatory

                              (Reverse of Note)


     This Class (A-1) (A-2) Note is one of a duly authorized issue of Notes of the Issuer, designated as its (______________________________) Notes,
(issued in two Classes (as defined in the Indenture)) Class (A-1) and Class (A-2) (herein called the "Notes"), all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee(, the Swap Counterparty) and the Holders of the Notes. The Notes are subject to all terms of the Indenture.

     The Notes are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture. The Notes are payable solely from proceeds of the Assets (as defined in the Indenture) owned by the Issuer in accordance with the Priority of Payments (as defined in the Indenture).

     (The Notes are subject to prepayment as described in the Indenture).

     The entire unpaid principal amount of this Class (A-1) (A-2) Note shall be due and payable on the Class (A-1) (A-2) Scheduled Final Payment Date pursuant to the Indenture. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee shall have declared the Notes to be immediately due and payable in the manner provided in the Indenture(, subject to the prior written consent of the Swap Counterparty under certain circumstances). (If a Swap Early Termination occurs, the entire unpaid principal amount of the Notes shall become immediately due and payable automatically.) All principal payments on the (Notes) Class (A-1) (A-2) Notes shall be made (pro rata) to the Noteholders entitled thereto.

     Payments of interest on this Class (A-1) (A-2) Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Class (A-1) (A-2) Note, shall be made by wire transfer to an account specified in writing by the Holder and reasonably satisfactory to the Indenture Trustee or by check mailed to the Person whose name appears as the Registered Holder of this Class (A-1) (A-2) Note (or one or more Predecessor Class (A-1) (A-2) Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Depository (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Class (A-1) (A-2) Note be submitted for notation of payment. Any reduction in the principal amount of this Class (A-1) (A-2) Note (or any one or more Predecessor Class (A-1) (A-2) Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Class (A-1) (A-2) Note and of any Class (A-1) (A-2) Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. The Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding the Final Payment Date by notice mailed or transmitted by facsimile prior to such Payment Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Class (A-1) (A-2) Note at the Indenture Trustee's principal Corporate Trust Office or at the office of the Indenture Trustee's agent appointed for such purposes located in The City of New York.

     The Issuer shall pay interest on overdue installments of interest at the Note Accrual Rate to the extent lawful.

     As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Class (A-1) (A-2) Note may be registered on the Note Register upon surrender of this Class (A-1) (A-2) Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Class (A-1) (A-2) Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Class (A-1) (A-2) Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

     (As provided in the Indenture, the Class A-2 Notes may be redeemed by the Issuer in (specify events permitting redemption) upon payment of the Redemption Price on the Redemption Date.)

     Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee, the Administrator or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee, the Owner Trustee (or the Swap Counterparty) in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee, the Owner Trustee (or the Swap Counterparty) in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee, the Indenture Trustee (or the Swap Counterparty) or of any successor or assign of the Indenture Trustee, the Owner Trustee (or the Swap Counterparty) in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

      Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder or Note Owner will not at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the other Basic Documents.

     The Issuer has  entered into the  Indenture and this  Class (A-1)  (A-2)
Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness secured by the Trust Estate. Each Noteholder, by acceptance of a Note (and each Note Owner by acceptance of a beneficial interest in a Note), agrees to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness.

     Prior to the due presentment for registration of transfer of this Class (A-1) (A-2) Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Class (A-1) (A-2) Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Class (A-1) (A-2) Note be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Holders of Notes representing a majority of the Outstanding Amount of all Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of the Notes, on behalf of the Holders of all the Notes, (with the prior consent of the Swap Counterparty), to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Class (A-1) (A-2) Note (or any one of more Predecessor Class (A-1) (A-2) Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Class (A-1) (A-2) Note and of any Class (A-1) (A-2) Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Class (A-
1) (A-2) Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

     The term "Issuer" as used in this Class (A-1) (A-2) Note includes any successor to the Issuer under the Indenture.

     The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

     The Notes and the Indenture shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

     No reference herein to the Indenture and  no provision of this Class (A-
1) (A-2) Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Class (A-1)(A-2) Note at the times, place and rate, and in the coin or currency herein prescribed.

     Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of (________) in its individual capacity, (____________), in its individual capacity, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on the Notes or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The Holder of this Class (A-1) (A-2) Note by its acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Class (A-1) (A-2) Note.

                                  ASSIGNMENT


Social Security or taxpayer I.D. or other identifying number of assignee


-----------------------------------------------------


          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ______________________________________________________________
_____________________________________________________________________________
___________
                        (name and address of assignee)
the within Class (A-1) (A-2) Note and all rights thereunder, and hereby irrevocably constitutes and appoints ________________________________________
____________________________________, attorney, to transfer said Class  (A-1)
(A-2) Note on the books kept for registration thereof, with full power of substitution in the premises.


Dated: ______________________________         _______________________________

                               */
--------------------------------
                                Signature Guaranteed:


                                                _____________________________
                             */
-----------------------------







________________________

     */   NOTICE:  The signature to this assignment must correspond with
     -
          the name of the registered owner as it appears on the face of the within Class (A-1) (A-2) Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.